UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

MEDICINOVA, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 29, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of MediciNova, Inc. The meeting will be held on Friday, June 14, 2013, at 3:30 p.m. Pacific Daylight Time at the Northern Trust Tower, 4350 La Jolla Village Drive, Suite 250, San Diego, California 92122.

With this letter we have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2012, Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card. These materials provide further information concerning our Annual Meeting. If you would like another copy of the Annual Report, please send your request to MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037, Attention: Investor Relations, and one will be mailed to you. It is also available on our Internet site at www.medicinova.com.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy to ensure that your shares will be represented. WE CANNOT ENSURE THAT YOUR SHARES WILL BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT IT IS RECEIVED BY JUNE 11, 2013, OR YOU MAY ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2013

To the Stockholders of MediciNova, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MediciNova, Inc., a Delaware corporation, or MediciNova, will be held on Friday, June 14, 2013, at 3:30 p.m. Pacific Daylight Time at the Northern Trust Tower, 4350 La Jolla Village Drive, Suite 250, San Diego, California 92122 for the following purposes:

1. To elect one Class III director of the Company, as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board, to hold office until the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his earlier death, resignation or removal;

2. To ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;

4. To indicate on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers;

5. To approve the MediciNova, Inc. 2013 Equity Incentive Plan; and

6. To conduct any other business properly brought before the Annual Meeting.

Stockholders of record as of the close of business on April 19, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at MediciNova’s offices, located at 4275 Executive Square, Suite 650, La Jolla, California 92037, for ten days prior to the meeting.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting in person, we hope that you will mark, sign and date the enclosed proxy and return it promptly so that it is received by June 11, 2013. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors,

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

La Jolla, California

April 29, 2013

MEDICINOVA, INC.

4275 EXECUTIVE SQUARE, SUITE 650

LA JOLLA, CALIFORNIA 92037

PROXY STATEMENT FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 14, 2013

What is this document?

This document is the Proxy Statement of MediciNova, Inc., a Delaware corporation, for the Annual Meeting of Stockholders to be held at 3:30 p.m., Pacific Daylight Time, on Friday, June 14, 2013. A form of proxy card is included. This document and the form of proxy card are first being mailed or given to stockholders on or about May 1, 2013.

We refer to our company throughout this document as “we,” “us,” the “Company” or “MediciNova.”

Why I am receiving this document?

You are receiving this document because you were one of our stockholders of record as of the close of business on April 19, 2013, the record date for our Annual Meeting, or the Record Date. We are sending this document and the form of proxy card to solicit your proxy to vote upon certain matters at the Annual Meeting.

When and where is the Annual Meeting being held, and who may attend?

The Annual Meeting is scheduled to be held on Friday, June 14, 2013, at 3:30 p.m. Pacific Daylight Time at the Northern Trust Tower, 4350 La Jolla Village Drive, Suite 250, San Diego, California 92122, as well as any adjournment or postponement thereof. Only stockholders, their proxy holders and our invited guests may attend the meeting. If a broker, bank or other nominee holds your shares in street name, please bring a copy of the account statement reflecting your ownership as of April 19, 2013 so that we may verify your status as a stockholder and have you check in at the registration desk for the meeting. For security reasons, we also may require photo identification for admission. If you would like directions to the meeting, please send your request to MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037, Attention: Investor Relations.

What is a proxy, and who is paying the costs to prepare this document and solicit my proxy?

A proxy is your legal designation of another person to vote your shares of our common stock, par value $0.001 per share, or the Common Stock. The document that designates someone as your proxy is also called a proxy or a proxy card.

We will pay all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and the form of proxy card.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

Your proxy is being solicited by and on behalf of our Board of Directors, or the Board. In addition to solicitation by use of the mails, proxies may be solicited by our officers and employees in person or by personal interview, telephone, electronic mail, facsimile transmission or other means of communication. Our officers and employees will not be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with any solicitation. We also may reimburse custodians, nominees and fiduciaries for their expenses in sending proxies and proxy material to beneficial owners.

Who is entitled to vote at the Annual Meeting?

Only holders of shares of our Common Stock as of the Record Date are entitled to vote at the Annual Meeting. As of the close of business on the Record Date, we had 18,410,569 shares of our Common Stock outstanding.

How many votes do I have, and can I cumulate my vote?

You have one vote for each share of our Common Stock that you held as of the Record Date. Cumulative voting is not allowed.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum must be present at the Annual Meeting for any business to be conducted. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 18,410,502 shares of our Common Stock outstanding and entitled to vote. Thus, the holders of 9,180,285 shares of voting stock must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of voting stock present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How may I vote my shares?

You may vote your shares of our Common Stock at the Annual Meeting either in person or by proxy. To vote by proxy, you must mark, date, sign and mail the enclosed proxy. Submitting a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the instructions therein.

What am I voting on?

You will be asked to be to vote on the following:

•	the election of one Class III director of the Company, as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board;

•	the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

•	the approval of our 2013 Equity Incentive Plan; and

•	such other business that may be properly brought before the Annual Meeting.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We currently are not aware of any business to be acted upon at the Annual Meeting other than the matters described above. Under Delaware law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the stockholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

We have broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, we have broad discretion to establish reasonable rules for discussion, comments and questions during the meeting. We are also entitled to rely upon applicable laws regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

If my shares are held by my broker in street name, will my broker vote my shares for me?

If you are the beneficial owner of shares held in “street name” by a broker, your broker is the record holder of the shares. The broker, however, is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker may exercise discretionary voting power to vote your shares with respect to routine matters, but the broker may not exercise discretionary voting power to vote your shares with respect to “non-routine” items. In the case of non-routine items, the shares that cannot be voted by your broker would be treated as “broker non-votes.” At the Annual Meeting, only the ratification of the appointment of Ernst & Young LLP is a routine item for which your broker may exercise discretionary voting power.

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card. If your shares are not held in street name and you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares: (i) FOR the election of the nominee for Class III director of the Company, as recommended for nomination by the Nominating and Corporate Governance Committee and approved by the Board, to hold office until the 2016 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his earlier death, resignation or removal; (ii) FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; (iii) FOR the advisory approval of the compensation of our named executive officers; (iv) for “Three Years” as the preferred frequency of advisory votes to approve compensation of our named executive officers; and (v) FOR the approval of the Company’s 2013 Equity Incentive Plan.

If your shares are held in street name and you do not mark your voting preference on “Proposal One: Election of Class III Director”, “Proposal Three: Advisory Vote on Compensation of our Named Executive Officers”, “Proposal Four: Advisory Vote on the Preferred Frequency of Advisory Votes to Approve Compensation of our Named Executive Officers”, or “Proposal Five: Approval of the Company’s 2013 Equity Incentive Plan”, your shares will not be voted and the shares become broker non-votes as to the particular proposal.

If your shares are held in street name and you return your proxy but do not mark your voting preference, the bank, broker or other nominee has the authority to vote your unvoted shares on “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm.” If the bank, broker or other nominee does not vote your unvoted shares on Proposal Two, the shares become “broker non-votes” as to such proposal.

We encourage you to provide voting instructions. This will ensure your shares of Common Stock will be voted at the Annual Meeting in the manner you desire.

How many votes are needed to approve each proposal?

Directors are elected by a plurality vote of the votes cast by the holders of shares of our Common Stock entitled to vote at the Annual Meeting. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm must receive “For” votes from the holders of a majority of the shares either present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

The advisory approval of the compensation of our named executive officers will be considered to be approved if it receives “FOR” votes from the holders of a majority of the shares either present in person or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

For the advisory vote on the frequency of stockholder advisory votes on executive compensation, the frequency receiving the highest number of votes from the holders of shares either present in person or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

The adoption of our 2013 Equity Incentive Plan will be approved if it receives a “For” vote from the holders of a majority of the shares either present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

Can I change my mind and revoke my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	attend the Annual Meeting and vote in person;

•	submit a written notice of revocation to us prior to or at the Annual Meeting; or

•	submit another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Your most current proxy card is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Will my vote be confidential?

Yes. We will continue our practice of keeping the votes of all stockholders confidential. Stockholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	as necessary to meet applicable legal requirements;

•	in a dispute regarding authenticity of proxies and ballots;

•	in the case of a contested proxy solicitation, if the other party soliciting proxies does not agree to comply with the confidential voting policy; or

•	when a stockholder makes a written comment on the proxy card or otherwise communicates the vote to management.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at www.medicinova.com.

Where is our Common Stock traded?

Our Common Stock is traded and quoted on the Nasdaq Global Market, or Nasdaq, under the symbol “MNOV” and on the Jasdaq Market of the Osaka Stock Exchange under the code “4875.”

IMPORTANT

Please mark, sign and date the enclosed proxy and return it promptly so that it is received by June 11, 2013 to ensure that your shares can be voted, whether or not you intend to be present at the Annual Meeting. This will not limit your rights to attend or vote in person at the Annual Meeting.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF CLASS III DIRECTOR

General

The Board currently consists of seven members divided into three classes, each serving staggered three-year terms as follows:

•	Class I, whose term will expire at the Annual Meeting of Stockholders to be held in 2014;

•	Class II, whose term will expire at the Annual Meeting of Stockholders to be held in 2015; and

•	Class III, whose term will expire at this Annual Meeting.

The Class III directors of the Board are scheduled for election at the Annual Meeting. Only one Class III director is to be elected at the Annual Meeting to serve until our 2016 Annual Meeting of Stockholders and until his successor shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. Arlene Morris, who is currently serving as a Class III director, will not be standing for reelection at the Annual Meeting. As a result, immediately following the Annual Meeting our Board will be composed of six directors and one Class III director seat will be vacant. That seat will remain vacant until our Nominating and Corporate Governance Committee identifies a suitable candidate for the seat and such candidate is appointed or elected to the Board or until the number of authorized directors is decreased by the Board.

The Nominating and Corporate Governance Committee has recommended, and the Board has designated, Tatsuo Izumi, who is an incumbent director, to be elected as the Class III director at the Annual Meeting. If elected at the Annual Meeting, the Class III director will hold office until the Annual Meeting of Stockholders in 2016 and until his successor has been duly elected and qualified unless he resigns or is removed. If the Class III director is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the Board, taking into account a recommendation by the Nominating and Corporate Governance Committee, if any, to fill the vacancy.

The Class III director will require the affirmative vote of a plurality of the shares present and voting at the Annual Meeting in person or by proxy. The nominee receiving the highest number of affirmative votes will be elected. The nominee has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

Biographical Information

Biographical information concerning each of the Class I directors as of the date of this Proxy Statement, who will serve until the 2014 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Jeff Himawan, Ph.D.	2006	48	Jeff Himawan, Ph.D. has served as a director since January 2006 and became Chairman of the Board of Directors in March 2007. Dr. Himawan is a Managing Director of Essex Woodlands Health Ventures, L.P., which he joined in 2001. Essex Woodlands Health Ventures and its affiliates own approximately 8% of our outstanding Common Stock. Prior to joining Essex Woodlands Health Ventures, Dr. Himawan was Managing Director and Co-

Name	Served as Director Since	Age	Principal Business Experience
			founder of Seed-One Ventures, LLC. Prior to Seed-One Ventures, he was a scientist in academic and industrial settings. Dr. Himawan also served as a member of the Board of Iomai Corporation (now Intercell USA, Inc.) from 2002 to 2007. Dr. Himawan holds a B.S. in biology from the Massachusetts Institute of Technology and a Ph.D. in biological chemistry and molecular pharmacology from Harvard University. Based on his background in corporate finance and capital raising and his extensive experiences in the biotechnology industry, the Board believes Dr. Himawan has the appropriate set of skills to serve as a member of our Board.

David O’Toole	2012	54	David O’Toole has served as a director since April 2012. Since September 2012, Mr. O’Toole has served as Senior Vice President and Chief Financial Officer of Codexis, Inc., a biotechnology company. From May 2010 until September 2012, Mr. O’Toole was Vice President and Chief Financial Officer of Response Genetics, a life sciences company. From June 2008 until August 2009, Mr. O’Toole was Executive Vice President and Chief Financial Officer at Abraxis Bioscience, Inc. a biotechnology company. From 1997 until 2008, Mr. O’Toole served as a partner with Deloitte & Touche LLP. Mr. O’Toole received a B.S. in Accounting from the University of Arizona. Mr. O’Toole was appointed to the Board following a search for a suitable director to serve as the Chairman of the audit committee and who also meets the financial sophistication requirements under applicable Nasdaq rules. The company engaged Levin and Company, Inc., or Levin, to assist in this search and multiple candidates were interviewed by the Board prior to Mr. O’Toole’s appointment. Based on Mr. O’Toole’s significant financial and international experience in the Company’s industry, the Board believes Mr. O’Toole has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning each of the Class II directors as of the date of this Proxy Statement, who will serve until the 2015 Annual Meeting of Stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Yuichi Iwaki, M.D., Ph.D.	2000	63	Yuichi Iwaki, M.D., Ph.D. is our founder and served as the Chairman of the Board of Directors from our inception in September 2000 to March 2007, becoming Executive Chairman in July 2005, Acting Chief Executive Officer as of September 2005 and President and Chief Executive Officer as of March 2006. From September 2001 until January 2007, Dr. Iwaki also served as our consultant in

Name	Served as Director Since	Age	Principal Business Experience
			connection with financing transactions and business development activities. Dr. Iwaki was a member of the Board of Avigen, Inc. from 1994 to 2008. He holds three professorships at the University of Southern California School of Medicine in the Departments of Urology, Surgery and Pathology and has been Director of the Transplantation Immunology and Immunogenetic Laboratory since 1992. Dr. Iwaki is also a visiting professor at the Nihon University School of Medicine and Kyushu University. Prior to joining the faculty at the University of Southern California School of Medicine, Dr. Iwaki held professorships at the University of Pittsburgh School of Medicine in the Departments of Surgery and Pathology from 1989 through 1991. Dr. Iwaki received both his M.D. and Ph.D. degrees from Sapporo Medical School in Sapporo, Japan. Dr. Iwaki is the author of more than 200 peer-reviewed publications and more than 40 book chapters. Dr. Iwaki has been advising pharmaceutical companies and venture capital funds regarding research and investment strategies for over 25 years and serves on the board of directors of several biotechnology companies. Based on his medical background, relationships with leading Japanese biotechnology companies and extensive experiences as a professor and as an advisor to pharmaceutical companies, the Board believes Dr. Iwaki has the appropriate set of skills to serve as a member of our Board.

Hiroaki Shigeta	2009	70	Hiroaki Shigeta has served as a director since September 2009. Mr. Shigeta has served as a director of The Medicines Company, a company listed on The NASDAQ Stock Market, Inc., since April 2007. Mr. Shigeta served as a consultant to The Medicines Company from July 2006 to December 2007. From January 2005 until June 2006, he served as a consultant to various Japanese pharmaceutical companies. From October 1993 to December 2004, Mr. Shigeta served in a variety of senior management positions with Hoffman-La Roche, Inc. and its affiliates. From January 2003 to December 2004, Mr. Shigeta was the U.S. Head, Far East Relations of Hoffman-La Roche and from June 2002 to April 2003, he was a Member of the Board of Chugai Seiyaku KK, Tokyo, a majority-owned affiliate of Roche Holding of Switzerland. From January 2001 to May 2002, Mr. Shigeta served as Chairman and Representative Director of Nippon Roche KK, a pharmaceutical company and a Japanese affiliate of Roche Holding of Switzerland. From October 1993 to December 2000, Mr. Shigeta was the President and Chief Executive Officer of Nippon Roche KK. Mr. Shigeta received a B.A. in economics from Momoyama Gakuin University in Osaka, Japan and a B.S. from Haas Business School,

Name	Served as Director Since	Age	Principal Business Experience
			University of California at Berkeley. Based on his relationships with leading Japanese biotechnology companies and extensive experience as a consultant and senior manager of various pharmaceutical companies, the Board believes Mr. Shigeta has the appropriate set of skills to serve as a member of our Board.

Kousuke Nakata	2011	40	Kousuke Nakata has served as a director since November 2011. Mr. Nakata joined Kissei Pharmaceutical Co., Ltd. In 1997 and was the Licensing Manager 2008 through 2011. Since 2012, he has been the Director, Licensing and Clinical Development, Kissei America, Inc. His responsibilities at Kissei include co-development, in-licensing, out-licensing and alliance management for various new drugs in the fields of ophthalmology, metabolism, women’s health, allergy, urology, chronic kidney disease, and neurodegenerative diseases. Mr. Nakata obtained a B.A. degree in engineering from Yokohama National University and a Masters degree in integrated science from the Yokohama City University and passed the US CPA examination. Mr. Nakata was appointed to the Board following a request by Kissei that the Board include a representative of Kissei. Kissei owns approximately 16% of the outstanding capital stock of the Company and is the licensor for the Company’s MN-221 compound. Mr. Nakata is not considered an independent director under applicable Nasdaq rules. The Board believes Mr. Nakata has the appropriate set of skills to serve as a member of our Board.

Biographical information concerning each of the Class III directors as of the date of this Proxy Statement is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Arlene Morris	2006	61	Arlene Morris has served as a director since May 2006. Ms. Morris brings significant expertise in the establishment of strategic partnerships, marketing and operations to us. Ms. Morris is currently CEO of Syndax Pharmaceuticals a late-stage clinical development oncology company with a platform based on an epigenetic approach to overcoming the problem of resistance in cancer therapy. Ms. Morris was appointed President and Chief Executive Officer of Affymax, Inc., a Nasdaq-listed biotechnology company, in June 2003 and served as CEO until 2011. From 2001 to 2003, she served as the President and Chief Executive Officer of Clearview Projects, Inc. Prior to that, Ms. Morris served from 1996 to 2001 as the Senior Vice President, Business Development for Coulter Pharmaceutical Inc.

Name	Served as Director Since	Age	Principal Business Experience
			Previously, she was the Vice President of Business Development at Scios, Inc. from 1993 to 1996, where she completed several high profile transactions, including one of the first biotech profit-sharing deals for a late-stage product. From 1977 through 1993, Ms. Morris held various management and executive positions at Johnson & Johnson in sales, marketing, new product development and business development, holding the position of Vice President of Business Development for McNeil Pharmaceutical from 1988 to 1993. She received her B.A. degree in Biology and Chemistry from Carlow College and studied marketing at Western New England College. Ms. Morris also serves on the board of directors of Neovacs, SA, Syndax and the Foundation for Research and Development at the Medical University of South Carolina. Based on her extensive experience in the biotechnology industry, her prior leadership positions and her current senior management and board service, the Board believes Ms. Morris has the appropriate set of skills to serve as a member of our Board.

Tatsuo Izumi	2011	85	Tatsuo Izumi has served as the Chief Executive Officer for each of First Ocean View, a tax accounting firm, and First (Judicial Scrivener) since 2002. Since 2007, Mr. Izumi has served as Chief Executive Officer for T&Y Consulting. Mr. Izumi holds a B.A. from Otaru College of Commerce. Mr. Izumi is the largest individual stockholder of the Company in Japan and owns approximately 4% of the outstanding capital stock of the Company. Given the dual listing of the Company in the United States and in Japan and the large number of retail investors in Japan, the Board believes that it is important for the Board to include one or more residents of Japan on its Board. Mr. Izumi was appointed to the Board following the investment made by Kissei following a recommendation made by Kissei. Mr. Izumi does not have any affiliation with Kissei and is an independent director. Based on his extensive experience in accounting and financing as well as his prior leadership positions, the Board believes Mr. Izumi has the appropriate set of skills to serve as a member of our Board.

The Board recommends a vote “FOR” election of Mr. Izumi as a Class III Director.

CORPORATE GOVERNANCE

Director Independence

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent” as affirmatively determined by the Board. The Board of Directors consults with the Company’s outside counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Himawan, Ms. Morris, Mr. Shigeta, Mr. Izumi and Mr. O’Toole. In making this determination, the Board found that none of the above directors had a material or other disqualifying relationship with the Company. Dr. Iwaki, the Company’s President and Chief Executive Officer, is not independent under the Nasdaq rules by virtue of his current employment with the Company. Mr. Nakata is not independent under the Nasdaq rules by virtue of his position with Kissei Pharmaceutical Co., Ltd., a company which beneficially owns approximately 15% of MediciNova’s Common Stock and is the licensor for the Company’s MN-221 compound.

Nominations for Directors

The Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of experience, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. The Nominating and Corporate Governance Committee will select candidates for election as director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The satisfaction of these criteria is implemented and assessed through ongoing consideration of the directors and nominees by the Nominating and Corporate Governance Committee and the Board. Based on these activities and its review of the current composition of the Board and the director-nominee, the Nominating and Corporate Governance Committee and the Board believe that these criteria have been satisfied.

The Nominating and Corporate Governance Committee believes that nominees for director should have relevant experience, such as experience in management or accounting and finance or industry and technology knowledge that may be useful to us and the Board, high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. Diversity in professional experience, skills and other individual qualities and attributes that contribute to Board heterogeneity are among the factors that the Nominating and Corporate Governance Committee typically takes into account and seeks to foster in identifying nominees so that members of the Board represent different viewpoints and backgrounds. The Nominating and Corporate Governance Committee believes it appropriate for a majority of the members of the Board to meet the definition of “independent director” under the Nasdaq Marketplace Rules. The Nominating and Corporate Governance Committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate a director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, other Board members, members of management, any executive search firm engaged by the Nominating and Corporate Governance Committee and stockholders. Once a slate of candidates is chosen by the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee recommends the candidates to the entire Board, and the Board then determines whether to designate the slate to be elected at the annual meeting of stockholders.

The Nominating and Corporate Governance Committee evaluates any nominees recommended by stockholders in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. A stockholder who wishes to suggest a prospective nominee for the Board should notify any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate, which should be sent to our corporate headquarters at 4275 Executive Square, Suite 650, La Jolla, California 92037.

In addition, our Amended and Restated Bylaws, or the Bylaws, contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at the annual meeting of stockholders. In order to be considered, a recommendation for a candidate by a stockholder must be timely delivered in writing to us and otherwise comply with the provisions of the Bylaws. The recommendation must include the following written information: the name, contact information and share ownership information for the candidate and the stockholder making the nomination and the citizenship information of the nominee and other information about the nominee that must be disclosed proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section. The Nominating and Corporate Governance Committee may also require any proposed nominee to furnish such other information as may reasonably be required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as director. The recommendation should be sent to: Nominating and Corporate Governance Committee, MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037. You can obtain a copy of the Bylaws by writing to us at this address.

Board Leadership Structure and Risk Oversight Function of the Board

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that Board leadership structure may vary as circumstances warrant. The leadership structure of our Board currently consists of an independent Chairman of the Board who oversees the Board and works closely with our Chief Executive Officer regarding Board matters. Our Chairman, Dr. Himawan, does not serve as our Chief Executive Officer as we believe this structure enhances the independence of our Board. Each of our Board committees is chaired by a different director who reports to the full Board on the activities and decisions made by the committees. We believe this leadership structure, with separate roles of Chairman and Chief Executive Officer and different directors chairing all of our committees, helps to facilitate efficient decision-making and communication among our directors.

Subject to active oversight by the Board, our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. Our Board receives operations and strategic presentations from management, which presentations include discussions of the principal risks to our business. In addition, the Board has delegated certain risk oversight functions to each of its committees. The Audit Committee assists the Board in risk oversight functions related to specific areas such as treasury management, equity administration and contracts policy. The Audit Committee also reviews and discusses with management our system of disclosure controls and procedures and our internal controls over financial reporting. The Compensation Committee assists the Board in risk oversight functions related to our compensation policies and programs and employee retention issues. The Nominating and Corporate Governance Committee assists the Board in risk oversight functions related to important compliance matters, including periodic reviews of the Code of Ethics and Code of Business Conduct to ensure compliance with applicable securities laws and regulations and stock market rules. We believe that this leadership structure enhances our efficiency in fulfilling our oversight functions with respect to our business and facilitates division of risk management oversight responsibilities among the full Board, each of its committees and our management team.

Communications

If you wish to communicate with the Board, you may send your communication in writing to: Chairman of the Board of Directors, MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037, who will forward all material communications received to the appropriate director or directors or committee of the Board based on the subject matter. You must include your name and address in the written communication and indicate whether you are a stockholder of us.

Code of Ethics and Code of Business Conduct

We have adopted a Code of Ethics for Senior Officers for the Chief Executive Officer, Chief Financial Officer and key management employees who have been identified by the Board. We also have adopted a Code of Business Conduct that applies to employees, consultants, representatives, officers and directors. Each of the Code of Ethics for Senior Officers and Code of Business Conduct may be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. We will post on our website (i) any waiver, if and when granted, to any provision of the Code of Ethics for Senior Officers or Code of Business Conduct (for executive officers or directors) and (ii) any amendment to the Code of Ethics for Senior Officers or Code of Business Conduct.

Legal Proceedings

We may be involved in certain legal actions and claims from time to time arising in the ordinary course of business. Historically the outcome of such other litigation and claims has not had a material adverse effect on our financial condition or results of operations.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings and Committees

The Board held 12 meetings during the year ended December 31, 2012. Each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served during the portion of the last fiscal year for which he or she was a director or committee member. We encourage, but do not require, our directors to attend the annual meetings of stockholders. Three of our directors attended the 2012 Annual Meeting of Stockholders.

Independent Directors and Audit Committee

The members of the Audit Committee each meet the independence standards established by the U.S. Securities and Exchange Commission, or the SEC, and Nasdaq for audit committees. Each member of the Audit Committee has been selected by the Board based on its determination that the Audit Committee members are fully qualified to monitor the performance of management, the public disclosures by us of our financial condition and results of operations, our internal control over financial reporting and the performance of our independent registered public accounting firm, as well as to analyze and evaluate our financial statements. The Board believes that Mr. O’Toole, Chairman of the Audit Committee, fulfills the requirements of Nasdaq’s Marketplace Rule 5605(c)(2), which requires at least one Audit Committee member have past employment experience in finance or accounting that results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. O’Toole qualifies as an “audit committee financial expert,” as defined in applicable SEC rules, based on his formal education and significant financial and international experience in the Company’s industry.

Board Committees and Charters

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Nominating Committee determines the composition of these committees. Each member of these committees is an independent director in accordance with the applicable rules and regulations of the SEC and the Nasdaq listing standards. Each committee is governed by a written charter approved by the Board. A copy of each charter can be found under the Investor Relations-Corporate Governance section of our website at www.medicinova.com. The number of members, names of current members, number of meetings held during the last fiscal year and functions of each committee are set forth below:

Audit Committee

Number of Members:	Three

Members:	Mr. O’Toole (Chairman) Ms. Morris Mr. Shigeta

Number of Meetings:	Seven

Functions:	The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing its reports regarding our consolidated financial statements and system of internal accounting control over financial reporting. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for ensuring that such firm is independent of management.

Compensation Committee

Number of Members:	Two

Members:	Ms. Morris (Chairman) Dr. Himawan

Number of Meetings:	Six

Functions:	The Compensation Committee determines our general compensation policies and practices. The Compensation Committee also reviews and approves compensation packages for our officers and, based on such review, recommends overall compensation packages for the officers to the Board. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option and employee stock purchase plans.

Nominating and Corporate Governance Committee

Number of Members:	Two

Members:	Mr. Shigeta (Chairman) Dr. Himawan

Numbers of Meetings:	Three

Functions:	The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. The Nominating and Corporate Governance Committee also oversees our corporate governance guidelines and reporting and makes recommendations to the Board concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

Ms. Morris has served as a member of the Compensation Committee since her election to the Board in 2006. Dr. Himawan has served as a member of the Compensation Committee since January 2010. No member of the Compensation Committee at any time has been one of our officers or employees. No interlocking relationship exists, or has existed in the past, between the Board or Compensation Committee and the board of directors or compensation committee of any other entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our executive officers and directors. In addition, our executive officers and directors are indemnified under the General Corporation Law of the State of Delaware and the Bylaws to the fullest extent permitted under Delaware law. We also have a directors’ and officers’ liability insurance policy that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Our Audit Committee is charged with the responsibility of reviewing certain issues involving potential conflicts of interest, and reviewing and approving all related party transactions, including those required to be disclosed as a “related party” transaction under applicable federal securities laws. Our Audit Committee has not adopted any specific procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. In 2012, there were no transactions requiring disclosure under applicable federal securities laws was submitted to the Audit Committee for approval as a “related party” transaction.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dismissal of KPMG LLP

On December 1, 2011, the Audit Committee approved the dismissal of KPMG LLP, or KPMG, effective as of December 2, 2011, as our independent registered public accounting firm.

During the Company’s fiscal years ended December 31, 2010 and 2009 and the subsequent interim period through December 2, 2011 preceding the dismissal of KPMG, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports. During the interim period through December 2, 2011, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). KPMG’s letter to the Securities and Exchange Commission stating it agrees with the statements in this paragraph was filed as an exhibit to the Company’s Current Report on Form 8-K dated December 7, 2011.

Engagement of Ernst & Young LLP

On December 1, 2011, the Audit Committee approved the engagement of Ernst & Young LLP, or E&Y, effective as if December 2, 2011, as our independent registered public accounting firm. The Audit Committee has selected E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2013. A representative of E&Y is expected to be present at the Annual Meeting to respond to questions and will have the opportunity to make a statement if he or she desires to do so. Although stockholder ratification of our independent registered public accounting firm is not required by the Bylaws or otherwise, we are submitting the selection of E&Y to the stockholders for ratification to permit stockholders to participate in this important corporate decision.

During the Company’s fiscal year ended December 31, 2010 and the subsequent interim period before December 2, 2011, neither we nor anyone on our behalf consulted with E&Y with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table presents fees paid by us for professional audit services rendered by E&Y and KPMG for the fiscal years ended December 31, 2012 and 2011, as applicable.

	Fiscal Year Ended December 31,
	E&Y	E&Y	KPMG	KPMG
	2012	2011	2012	2011
Audit Fees (1)	$195,059	$196,327	$—	$183,388
Tax Fees (2)	—	—	—	—
Other Fees (3)	7,500	—	17,500	44,000

Total	$202,559	$196,327	$17,500	$227,388

(1)	Audit fees consisted of fees paid for professional services for the audit of our financial statements and services normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements including a report on internal controls.

(2)	E&Y and KPMG did not render professional services for federal, state or international tax compliance.
(3)	Other fees consisted of fees paid for professional services related to registration statements and other miscellaneous services.

Determination of Independence

The Audit Committee has considered whether the provision of non-audit related services is compatible with maintaining the independence of E&Y and has determined that the provision of such services is compatible with maintaining the independence of our auditors. To date, E&Y has not provided non-audit services to us.

Pre-Approval Policy and Procedures

It is our policy that all audit and non-audit services to be performed by our independent registered public accounting firm be approved in advance by the Audit Committee. The Audit Committee will not approve the engagement of our independent registered public accounting firm to perform any service that such firm would be prohibited from providing under the rules and regulations of the SEC and the applicable Nasdaq Marketplace Rules. In assessing whether to approve use of our independent registered public accounting firm for permitted non-audit services, the Audit Committee tries to minimize relationships that could impair the objectivity of such firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by such firm and where the nature of the services will not impair such firm’s independence. During the fiscal years ended December 31, 2012 and 2011, all audit and non-audit services performed by our independent registered public accounting firm were approved in advance by the Audit Committee or the Board.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm for us.

The Board recommends a vote “FOR” ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm.

PROPOSAL THREE:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company’s stockholders are entitled to cast an advisory vote on the compensation of our named executive officers (“Say on Pay”), as described more fully in the “Executive Compensation” section of this proxy statement, including the “Compensation Discussion and Analysis” (or “CD&A”) and the related tables and narrative.

As discussed in more detail in the CD&A, the Compensation Committee engages the services of an independent compensation consultant to advise on executive compensation matters, including competitive compensation targets within the marketplace, and Company performance targets and analysis. This consultant works exclusively for the Compensation Committee and performs no other work for the Company. Our executive compensation program is designed to attract and retain a talented team of executives who can deliver on our commitment to build long-term stockholder value. The Compensation Committee believes our program is competitive in the marketplace, links pay to performance by rewarding our named executive officers for achievement of short-term and long-term financial and strategic goals, and aligns the interests of our named executive officers with the long-term interests of our stockholders by providing performance based stock option awards.

With the assistance of its independent compensation consultant, the Compensation Committee has thoughtfully developed our executive compensation programs and established the compensation paid to our named executive officers to link pay to performance and provide an appropriate balance of short-term and long-term incentives that are aligned with long-term stockholder interests.

The Say on Pay vote is advisory, and therefore nonbinding on the Company. However, the Compensation Committee values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation decisions. Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that MediciNova, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s Compensation Discussion and Analysis, tabular disclosures, and other narrative disclosures in this Proxy Statement for the 2013 Annual Meeting of Stockholders.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL FOUR:

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enables the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Accordingly, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of three years.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. After carefully taking into account various considerations described below, we believe that a triennial vote will provide stockholders with the ability to express their views on our executive compensation policies and practices while providing us with an appropriate amount of time to consult with our stockholders and to consider their input. Our executive compensation program is administered by our Compensation Committee, as described in this proxy statement. Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement. We believe that establishing a three-year time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and provide the Company time to consider, engage with and respond to stockholders.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years, or abstaining from voting on the proposal on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company’s named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders.”

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every one year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

The Board recommends a vote “in favor of THREE YEARS” on PROPOSAL FOUR.

NAMED EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this Proxy Statement, regarding each of our executive officers who is not also currently serving as a director or being nominated to serve as a director.

Name	Position	Age	Principal Business Experience
Michael Coffee	Chief Business Officer	67	Michael Coffee joined MediciNova in June 2010 at which time he was appointed Chief Business Officer. In February 2011, following the resignation of Mr. Asako as Chief Financial Officer, Mr. Coffee was appointed Interim Chief Financial Officer, a position at which he served through September 1, 2011. He previously was Senior Vice President, Sales and Marketing for Adamas Pharmaceuticals, Inc. from May 2009 to February 2010. From February 2005 to May 2009, Mr. Coffee was Chief Business Officer of Avigen, which was acquired by MediciNova in December 2009. Prior to joining Avigen, Mr. Coffee co-founded the Alekta Group, LLC, a consulting firm, in 2004 to provide a comprehensive range of pharmaceutical development consulting services to emerging pharmaceutical companies. From 2001 to 2004 Mr. Coffee served as President and Chief Operating Officer of Amarin Pharmaceuticals, Inc., the U.S. drug development and marketing subsidiary of Amarin Corporation PLC. Mr. Coffee also served as President and Chief Operating Officer of Elan Pharmaceuticals, North America from 1998 to 2001 and held marketing and executive management positions, including President and Chief Operating Officer, of Athena Neurosciences, Inc. between 1991 and 1998. Mr. Coffee received a B.S. in biology from Siena College and an Advanced Management degree from Amos Tuck School of Business.

Michael Gennaro	Chief Financial Officer	62	Michael Gennaro was appointed as our Chief Financial Officer on September 1, 2011. Mr. Gennaro has been a partner at FLG Partners since December 2006, and has provided financial consulting services to several companies, including Nordic Windpower USA, Inc., Blue Coat Systems, Inc., SMART Modular Technologies Inc. and MIPS Technologies, Inc. From March 2000 to January 2006, he held the position of Vice President Finance and CFO, at Sylantro Systems, Inc., a provider of telecommunications software. From 1998 to 2000, he served as Vice President Finance and CFO at Inverse Network Technology, Inc., a provider of software that provided data to internet service providers. From 1994 to 1998 he served as Vice President Finance of

Name	Position	Age	Principal Business Experience

			Novell, Inc., a provider of server operating systems and internet software. He also previously served as Vice President Finance and Chief Financial Officer of Piiceon, Inc. and Verticom, Inc., and held several other finance-related positions at high-tech companies. Mr. Gennaro is a former Audit Manager with Arthur Young & Company, now Ernst & Young, and was a Certified Public Accountant in California and New Jersey. Mr. Gennaro holds an M.B.A. in Accounting from Rutgers Graduate School of Business and a B.S. in Mathematics from Rutgers University.

Kirk Johnson, Ph.D.	Chief Scientific Officer	53	Kirk Johnson, Ph.D. joined MediciNova as a consultant in December 2009 and was appointed Chief Scientific Officer effective February 2010. Before joining MediciNova, Dr. Johnson served as Secretary of Avigen from March 2009 to December 2009. Dr. Johnson also held the positions of Vice President, Research and Development from December 2006 to December 2009 and Vice President, Preclinical Development from June 2004 to December 2006. Prior to joining Avigen in January 2004, Dr. Johnson served as Senior Director, Pharmacology & Preclinical Development and a member of the executive management team of Genesoft Pharmaceuticals, Inc. from 2001 to 2004. From 1991 to 2001, Dr. Johnson performed research and development services in both protein and small molecule therapeutics at Chiron Corporation and ultimately served as Director, Pharmacology and Preclinical Research. Dr. Johnson was involved in leading IND-enabling programs, supporting clinical development, and contributing to successful IND and NDA filings at Chiron and Genesoft. In addition to general pharmacology and other preclinical development responsibilities, Dr. Johnson has led research and clinical development projects for diverse indications including neuropathic pain, hemophilia, antibacterials, diabetes, obesity, acute inflammation and cardiovascular disease. Dr. Johnson has published more than 50 manuscripts and holds four U.S. patents. Dr. Johnson holds a B.S. degree in toxicology from the University of California-Davis and a Ph.D. degree in pharmacology and toxicology from the Medical College of Virginia. He completed postdoctoral fellowships studying the mechanism of action of IL-2 from 1990-1991 at the University of California, Berkeley and from 1986-1989 at Dartmouth College.

Name	Position	Age	Principal Business Experience
Masatsune Okajima	Vice President and Head of Japanese Office	45	Masatsune Okajima was appointed as our Vice President and Head of Japanese Office in September 2006. Prior to joining us he served as Deputy General Manager at Daiwa Securities SMBC Co., Ltd. since 2002. From 1999 through 2002, Mr. Okajima served as Manager, Daiwa Securities SB Capital Markets Co., Ltd. (now Daiwa Securities SMBC Co., Ltd.). From 1996 to 1999, Mr. Okajima served as Manager, Sumitomo Capital Securities Co., Ltd. and between 1991 and 1996 Mr. Okajima served in various positions at Sumitomo Bank, Ltd. (now Mitsui Sumitomo Bank). Mr. Okajima received a B.S. degree from the Department of Science and Technology, Tokyo Science University.

Kazuko Matsuda, M.D., Ph.D, MPH	Chief Medical Officer	47

Kazuko Matsuda was appointed as our Chief Medical Officer on September 1, 2011. Dr. Matsuda served as our Vice President of Clinical Development from April 2010 to September, 2011. Dr. Matsuda has responsibility for all of our clinical development. From August 2008 to November 2009, Dr. Matsuda served as an assistant professor with the University of Southern California, Keck School of Medicine. From August 2005 to July 2008, Dr. Matsuda served as Clinical Fellow with the Children’s Hospital Los Angeles. Dr. Matsuda commenced her residency in internal medicine/pediatrics at Michigan State University and completed a pediatric residency at Loma Linda University. Dr. Matsuda is a board certified pediatrician in both the United States and Japan. Dr. Matsuda holds an M.D. and Ph.D. from Sapporo Medical University School of Medicine and an MPH from Harvard University, School of Public Health.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a narrative overview of our executive compensation philosophy, programs and policies. It is intended to highlight significant information relating to our executive compensation programs and includes analysis of the compensation earned by our named executive officers. As of December 31, 2012, our named executive officers, or NEOs, were:

•	Yuichi Iwaki, M.D., Ph.D., President and Chief Executive Officer

•	Michael Gennaro, Chief Financial Officer

•	Michael Coffee, Chief Business Officer

•	Masatsune Okajima, Vice President and Head of Japanese Office

•	Kirk Johnson, Ph.D., Chief Scientific Officer

•	Kazuko Matsuda, M.D., Ph.D., Chief Medical Officer

Executive Summary

Overview. Our Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies in that it both encourages our NEOs to work for our long-term success and reflects a pay-for-performance philosophy, without encouraging our employees to assume excessive risks. Our Compensation Committee also believes that our executive compensation program is appropriately designed in light of typical compensation programs and the cost of our executive compensation program is reasonable. Because we are a smaller reporting company, we have not previously held a stockholder advisory vote on executive compensation.

Commitment to Good Compensation Governance.

•

Independent Compensation Consultant and Analytical Process. In making compensation decisions we use a rigorous process that includes evaluating market and peer group practices, as well as reviewing the advice and recommendations of our independent compensation consultant, Compensia, which does not provide any services to management and reports to our Compensation Committee, not to the Company.

•

No Automatic Salary Increase or Annual Incentive Guarantees. Our compensation program is designed to reward performance and therefore we do not provide any of our NEOs with guaranteed annual salary increases or guaranteed bonuses.

•

Responsible Severance and Change in Control Compensation. All of our employment agreements and severance protection agreements require an involuntary or constructive termination for individuals to be eligible for any severance benefits. The cash severance benefits do not exceed three times the annual base salary for any of our NEOs and we do not provide Internal Revenue Code Section 280G excise tax gross-ups.

Summary of Key Fiscal Year 2012 and 2013 Compensation Decisions.

•	No Approved 2013 Base Salary Increases. The Compensation Committee has thus far not approved base salary increases for our NEOs since January 1, 2012.

•

2012 Base Salary Merit Increases. The Compensation Committee approved a base salary merit increase effective January 1, 2012 of up to three percent for all employees of the Company, including the NEOs.

•	No Increases to Discretionary Cash Incentive Target Levels. We maintained existing discretionary cash incentive target levels as a percentage of base salaries for each of our NEOs.

•

No Incentive Compensation Payments in Early 2013. In April 2013, the Compensation Committee determined that the corporate goal established for the performance period from June 14, 2012 to March 31, 2013 had not been met. Therefore, it did not approve vesting of any of the performance based stock options granted in August 2012, and determined that no discretionary cash incentives were to be paid to our NEOs related to that performance period.

Compensation for Michael Gennaro, Chief Financial Officer

On September 1, 2011, the Company entered into a consulting agreement with FLG Partners, LLC, a chief financial officer services and board advisory consultancy firm that provides interim executive placement services, and thereby retained the services of Michael Gennaro as our Chief Financial Officer. The Company pays FLG Partners, LLC for Mr. Gennaro’s services at the negotiated rate of $300 per hour pursuant to its contract with FLG Partners LLC. The Company did not engage in any peer group analysis or benchmarking in determining whether to enter into the consulting agreement with FLG Partners, LLC. Mr. Gennaro does not receive any compensation directly from the Company for his services. Accordingly, the discussion that follows in this Compensation Discussion and Analysis is not applicable to Mr. Gennaro.

Compensation Philosophy and Objectives

Our compensation program is designed to reward the achievement of corporate and individual goals. These goals focus on building a sustainable business that develops differentiated drugs to improve the health and quality of life of patients and creates value for our stockholders. Our compensation program is designed to attract, retain and reward executive officers and other key employees who contribute to our long-term success and to motivate those individuals to enhance long-term stockholder value. It is intended to reward the achievement of specific operating goals from year to year, and of strategic goals over several years, and it rewards responses to our business challenges and opportunities which will increase the value of our stock over the long term. The evaluation of whether and to what extent the performance criteria are met by each of the NEOs in any given year is ultimately determined solely by the Compensation Committee. The Compensation Committee considers the input provided by our chief executive officer with respect to the compensation of our other NEOs.

The Compensation Committee believes that compensation of our NEOs should encourage creation of stockholder value and achievement of our corporate goals, and it is the Compensation Committee’s philosophy to align the interests of our stockholders and management by integrating compensation with our corporate goals. Consequently, a significant portion of NEO compensation is “at risk” and depends upon our corporate performance. In addition, to further enhance stockholder value and promote alignment of pay with our performance and stockholder interests, our executive compensation program includes a significant equity-based component in the form of stock options which will only provide value to the NEOs if our stock value increases.

In order to attract and retain the most qualified personnel, we offer a total compensation package competitive with companies in the biotechnology and pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. We target base salary and overall compensation, which includes discretionary cash incentives and equity-based compensation, at the 50th percentile of companies in our peer group, although individual variances may occur depending on an NEO’s experience, responsibilities and performance. We believe our compensation is competitive with that paid by companies in our peer group.

Use of Compensation Consultants

The Compensation Committee has the sole authority to establish the nature and scope of engagement of any compensation consultant, to approve the payment of fees to any such consultant and to terminate any consultant’s engagement. Since 2011, the Compensation Committee has engaged Compensia Consultants, or Compensia, to perform a review of our executive compensation levels and assist in evaluating our executive compensation program as compared to the market in which we compete for talent. Compensia is an independent consulting firm that specializes in executive compensation consulting. Although the Company paid for the cost of these services, the Compensation Committee retains the authority to direct, terminate or continue the services of Compensia.

In April 2013, the Compensation Committee conducted a performance and independence assessment of Compensia to determine whether it would continue to serve as the Compensation Committee’s independent advisor. The Compensation Committee determined that Compensia has consistently provided valuable advice and services to the Compensation Committee. The Compensation Committee also considered that Compensia provides no other services to the Company; that the individual representative of Compensia who works directly with the Compensation Committee has no other business relationships with the Board, management or the Company; Compensia’s own policies on ethics, stock ownership and conflicts of interest; and the portion of Compensia’s 2012 total revenue that was received from the Company. As a result, the Compensation Committee concluded that there were no material conflicts of interest with respect to Compensia providing services to the Compensation Committee during 2012.

For purposes of our 2012 compensation determinations, our peer company group selected by Compensia consisted of 17 biotechnology and pharmaceutical companies with clinical development programs in at least Phase 2 development, with a market capitalization greater than $15 million and less than $250 million and in geographies with a premium cost of living. Based on these selection criteria, the 17 peer group companies were: Acadia Pharmaceuticals Inc.; Athersys Inc.; Celsion Corp.; Cyclacel Pharmaceuticals, Inc.; Cytokinetics; Entremed Inc.; Idera Pharmaceuticals Inc.; NovaBay Pharmaceuticals Inc.; Omeros; Opexa Therapeutics Inc.; Oxigene Inc.; Peregrine Pharmaceuticals; Sunesis Pharmaceuticals; Telik, Inc.; Threshold Pharmaceuticals, Inc.; Titan Pharmaceuticals and Trius Pharmaceuticals Inc. The reports provided by Compensia included comparable base cash compensation, incentive cash compensation and equity awards for our peer company group. The Compensation Committee considered the data presented by Compensia in making its 2012 compensation decisions.

Compensia provided its latest report to the Compensation Committee in August 2012 which outlined data with respect to the pay practices of our peer companies as selected by Compensia for purposes of our 2013 compensation determinations. Our peer company group consisted of 15 biotechnology and pharmaceutical companies with clinical development programs in at least Phase 2 development, with a market capitalization greater than $25 million and less than $125 million and in geographies with a premium cost of living. Based on these selection criteria, the 15 peer group companies were: Aastrom Biosciences, Inc.; Acadia Pharmaceuticals Inc.; AcelRx Pharmaceuticals, Inc.; Alexra Pharmaceuticals, Inc; Arowhead Research Corporation; Athersys, Inc.; Celsion Corp.; Cyclacel Pharmaceuticals, Inc.; Cytokinetics; Entremed Inc.; Idera Pharmaceuticals Inc.; NovaBay Pharmaceuticals Inc.; Peregrine Pharmaceuticals Inc.; Tranzyme, Inc.; and Titan Pharmaceuticals, Inc. The reports provided by Compensia included comparable base cash compensation, incentive cash compensation and equity awards for our peer company group. The Compensation Committee considers the data presented by Compensia in making its 2013 compensation decisions.

Role of the Compensation Committee

The Compensation Committee is responsible for developing and monitoring compensation arrangements for our executive officers, administering our stock award plans and other compensation plans and performing other activities and functions related to executive compensation as may be assigned from time to time by the Board.

Roles of Executives in Establishing Compensation

The Compensation Committee meets regularly to consider all major elements of compensation, including the design and implementation of compensation and benefits programs. During 2012, one or more members of the executive team generally attended Compensation Committee meetings by invitation, but all were excused for executive sessions and any meetings in which compensation decisions were made with respect to such executive. At the Compensation Committee’s request, Dr. Iwaki typically makes recommendations to the Compensation

Committee concerning the salary, discretionary cash incentive and equity compensation to be granted to our other NEOs. The Compensation Committee considers the recommendations made by Dr. Iwaki along with the most current Compensia report as to market information, base salaries and other incentive compensation paid to executive officers of our peer companies, and any other relevant information included. The Compensation Committee determines the compensation, including discretionary cash incentives and equity compensation, if any, of Dr. Iwaki using the same criteria as is used for the other NEOs. Dr. Iwaki does not have a role in recommending or determining his own compensation.

Elements of Executive Compensation and Employment Agreements

The main elements of NEO compensation to support the objectives stated above are base salary, discretionary cash incentives, and long-term equity incentives. The combined mix of these pay elements allows us to provide a competitive total compensation package to our NEOs that is consistent with the information provided by the most current Compensia report and competitive and comparable with that provided by our peer group to executives with similar experience and responsibility. Although our Compensation Committee has used the Compensia report as a tool in determining executive compensation, it typically applies its discretion in making compensation decisions. Except for generally targeting base salaries and total compensation at the 50th percentile of companies in our peer group, the Compensation Committee has not targeted any element of our executive compensation as a specific percentile of aggregate executive compensation or used formulas to set executive compensation in relation to the peer group data.

The Compensation Committee intends that performance based discretionary cash incentives and long-term equity incentives be a significant portion of the NEO’s compensation plan, and historically, they have represented a significant portion of each NEO’s total compensation plan. This compensation approach supports a culture in which our executives understand that their compensation, to a large extent, depends upon our performance. The chief executive officer has an increasing proportion of his potential compensation at risk and tied to performance because he is in a position to have the greatest influence on our performance results. For example, our chief executive officer has a target discretionary cash incentive of 50% of his base salary, and our other NEOs, except Mr. Gennaro, have a target discretionary cash incentive of 35% of their base salary.

NEO Base Salary

The purpose of base salary is to provide a level of fixed compensation to our NEOs in order to attract and retain executives with the qualifications desired for the particular position where a significant portion of the NEO’s compensation is at risk. Each of our NEOs other than Mr. Gennaro is party to an employment agreement that provides for an initial base salary that is subject to possible annual adjustment in an amount established and approved by the Compensation Committee.

The Compensation Committee annually reviews salaries recommended by the chief executive officer for NEOs other than his own, and determines salaries for all NEOs. The Compensation Committee sets the salary level of each NEO by making a subjective determination on a case-by-case basis, taking into account the individual’s responsibilities and performance, prior experience and breadth of knowledge of the industry, as well as individual and corporate performance. In making its determinations, the Compensation Committee also considers the most current Compensia report as to market information, base salaries and other incentive compensation paid to executive officers of our peer companies, and any other relevant information included.

The Compensation Committee believes that each NEO’s initial annual base salary was competitive in our industry given the NEO’s experience and qualifications at the time we entered into the employment agreement, and may reflect the terms of individual negotiations.

Based on the analysis undertaken by the Compensation Committee in November 2011 after reviewing the most current Compensia report, the Compensation Committee approved a base salary merit increase as of January 1, 2012 of up to three percent for all employees of the Company, including the NEOs. Based on the analysis undertaken by the Compensation Committee in August 2012 after reviewing the most current Compensia report, the Compensation Committee has not approved base salary increases for our NEOs since January 1, 2012.

Named Executive Officer	Percentage Increase over 2011 Base Salary	2012 Base Salary	Percentage Increase over 2012 Base Salary	2013 Base Salary
Yuichi Iwaki, M.D., Ph.D.	3%	$504,762	0%	$504,762
Michael Gennaro (1)	—	—	—	—
Michael Coffee	3%	$309,000	0%	$309,000
Kirk Johnson, Ph.D.	3%	$293,550	0%	$293,550
Kazuko Matsuda, M.D., Ph.D.	3%	$293,550	0%	$293,550
Masatsune Okajima	3%	$293,550	0%	$293,550

(1)	Mr. Gennaro does not receive any compensation directly from the Company.

NEO Discretionary Cash Incentives

It is the Compensation Committee’s objective to have each NEO’s discretionary cash incentive compensation be contingent upon our Company performance. The NEOs are provided performance based cash compensation targets that are based on the achievement of certain specified corporate goals, and the Compensation Committee believes that such targeted incentives are an important component of overall executive incentives to achieve our corporate goals. Payments of discretionary cash incentives are generally made based upon the achievement of certain corporate goals that are specified at the beginning of a performance period, but the Compensation Committee retains the discretion to consider significant events and other accomplishments that may not have been contemplated at the beginning of the performance period in determining the extent to which the discretionary cash incentives are to be paid at the end of the performance period. Shortly after the end of a performance period, the Compensation Committee concludes as to whether and to what extent the corporate goals were achieved, how well each NEO has performed their duties, and whether there were any other factors that should be considered in determining the amount of discretionary cash compensation to be paid as percentage of each NEO’s target for that performance period. The amount of discretionary cash compensation that is paid to our NEOs is a subjective and discretionary determination made by the Compensation Committee and the Compensation Committee believes that maintaining discretion in evaluating our NEO’s performance at the end of a defined performance period is appropriate.

In August 2011, the Compensation Committee decided that a portion of each NEO’s targeted cash compensation should be contingent upon the Company’s performance in meeting certain corporate goals during the period from August 1, 2011 through March 31, 2012. The corporate goals established by the Compensation Committee for this performance period included successfully completing the MN-221 trial, raising $10 million in capital and avoiding a going concern qualification in the 2011 financial audit. The Compensation Committee believed that these goals were challenging, attainable, were the best indicators of the achievement of the execution of our operating plan and were the most critical factors in increasing the value of our common stock. For Dr. Iwaki, the discretionary cash incentive target was set at 50% of his annual base salary, and for Messrs. Okajima and Coffee, and Dr. Johnson, the target was set at 35% of their annual base salary. In September 2011, the Compensation Committee set the discretionary cash incentive target for Dr. Matsuda at 35% of base salary, prorated from the date of her appointment as Chief Medical Officer. The Compensation Committee determined that these levels were sufficient to incentivize our NEOs to attain such goals and were at levels competitive with the short-term incentive compensation levels provided by our peer companies.

In June 2012, the Compensation Committee approved the payment of the following discretionary cash incentives to our NEOs in amounts equal to 75% of their discretionary cash incentive targets after determining that the level of corporate goal achievement for the performance period from August 1, 2011 to March 31, 2012 was 75%: $189,286 for Dr. Iwaki, $77,057 for each of Mr. Okajima and Dr. Johnson, $67,370 for Dr. Matsuda, and $81,113 for Mr. Coffee.

In June 2012, the Compensation Committee decided that a portion of each NEO’s targeted cash compensation should be contingent upon the Company’s performance in meeting a certain corporate goal during the period from June 14, 2012 through March 31, 2013. The corporate goal established by the Compensation Committee for this period was obtaining financing sufficient to complete a Phase 3 trial of MN-221. The Compensation Committee believed that this goal was challenging and attainable, and selected this goal because it believed that advancing the development of MN-221 could not be achieved without obtaining the necessary financing. The Compensation Committee also believed that this goal was an important driver of value for the Company and best aligned the financial interests of our NEOs with those of our stockholders. For Dr. Iwaki, the discretionary cash incentive target was set at 50% of his annual base salary, and for our other NEOs the target was set at 35% of their annual base salaries. The Compensation Committee determined that these levels were sufficient to incentivize our NEOs to attain such goal and were at levels competitive with the short-term incentive compensation levels provided by our peer companies.

In April 2013, the Compensation Committee determined that no discretionary cash incentives were to be paid to our NEOs after determining that the corporate goal for the performance period from June 14, 2012 to March 31, 2013 had not been achieved.

NEO Equity Awards

The Compensation Committee believes that total NEO compensation should include a mix of short-term and long-term incentives. To enhance stockholder value and promote alignment of pay with our performance and stockholder interests, our compensation program includes a significant equity-based component in the form of stock options which will only provide value to the NEOs if our stock value increases. The Compensation Committee does not time the granting of equity awards with changes in the value of our stock price.

The Compensation Committee administers our Amended and Restated 2004 Stock Incentive Plan, or the 2004 Plan, for executive officers, employees, consultants and non-employee directors, under which it may grant stock option and other equity awards. The Compensation Committee believes that providing NEOs with an opportunity to increase their ownership of our stock better aligns the interests of our NEOs with those of our stockholders and promotes retention of key personnel, which is also in the best interest of our stockholders. Accordingly, the Compensation Committee considers whether to grant stock option awards when setting annual NEO compensation levels. The Compensation Committee may grant performance based stock option awards based on individual and corporate achievements from time to time. Grants made to our NEOs are determined by the Compensation Committee, and then, in certain cases, recommended for approval by the Compensation Committee to the entire Board. The Compensation Committee makes a subjective determination as to the number of stock option awards to be granted to each NEO based on the NEO’s role and responsibilities, the NEO’s base salary, the NEO’s prior equity awards, the exercise price of outstanding equity awards, the NEO’s overall level of outstanding equity awards as a percentage of total shares outstanding, and comparisons with comparable awards to individuals in similar positions in the industry.

In general, stock option awards are granted annually to existing employees and upon a new hire or promotion. Our stock option awards are granted subject to either time based or performance based vesting, and stock options granted to our NEOs have generally been performance based. The vesting of our performance based stock option awards is based on the achievement of certain specified corporate goals which are the same as the corporate goals specified by the Compensation Committee as the basis for the NEOs’ discretionary cash incentive compensation. Just as payments of discretionary cash incentives are generally made as a percentage of each NEO’s target for that performance period based upon the Compensation Committee’s determination shortly after the end of a specified performance period, the vesting percentage of each NEO’s performance based stock option award is generally determined by the Compensation Committee at the same time and at the same percentage applied to each NEO’s discretionary cash incentive target. Stock options are intended to foster the long-term perspective we believe is necessary for our continued success by creating a strong, direct link between our NEOs’ compensation and our stock price appreciation. Because the NEO must pay a cash exercise price equal to the value of the stock on the date the option is granted, the NEO may only realize value from the award if the value of our stock increases following the option grant date. The Compensation Committee also awards stock options because it believes that if our NEOs hold options to purchase shares of our Common Stock with potentially significant value, they will have a significant incentive to act to maximize longer-term stockholder value. Stock option awards facilitate the retention of our NEOs in that value from stock option awards may only be earned over future periods of the NEOs’ continued services with the Company following the option grant date. The Compensation Committee also believes that equity compensation is an integral component of the Company’s efforts to attract and retain exceptional executives, senior management and other employees.

2011 Performance Based Stock Option Grants

The Compensation Committee awarded performance based stock options to our NEOs in August 2011 which were to vest upon the Compensation Committee’s determination in its sole discretion of the achievement of the following corporate goals by March 31, 2012, (a) successfully completing the MN-221 trial, and (b) raising $10 million in capital and avoiding a going concern qualification in the 2011 financial audit. These were the same goals selected by the Compensation Committee as our discretionary cash incentive goals for that performance period. The Compensation Committee determined that the amount of these 2011 performance based stock option grants were sufficient to incentivize our NEOs to attain our goals and at levels competitive with long-term compensation levels provided by our peer companies.

In June 2012, the Compensation Committee decided that the level of corporate goal achievement for the performance period from August 1, 2011 to March 31, 2012 was 75% and approved the vesting of 75% of each of the performance based stock options granted in August, 2011 as of the date of the meeting, and decided that the remaining 25% of each of the performance based stock options were forfeited. The number of performance based stock options granted to our NEOs in August 2011 and the number of those options that vested are reflected in the table below.

Named Executive Officer	Total August 2011 Performance Based Options Granted	Vested Percentage	Number of Performance Based Options That Vested
Yuichi Iwaki, M.D., Ph.D.	115,000	75%	86,250
Michael Gennaro (1)	—	—	—
Michael Coffee	85,000	75%	63,750
Kirk Johnson, Ph.D.	85,000	75%	63,750
Kazuko Matsuda, M.D., Ph.D.	75,000	75%	56,250
Masatsune Okajima	85,000	75%	63,750

(1)	Mr. Gennaro does not receive stock option grants from the Company.

2012 Performance Based Stock Option Grants

The Compensation Committee awarded performance based stock options to purchase Common Stock to our NEOs in August 2012 which were to vest upon the Compensation Committee’s determination in its sole discretion of the achievement of the following corporate goal by March 31, 2013, obtaining financing sufficient to complete a Phase 3 trial of MN-221. This was the same goal selected by the Compensation Committee as our discretionary cash incentive goal for that performance period. The Compensation Committee determined that the amount of the 2012 performance based stock option grants were sufficient to incentivize our NEOs to attain our goals and at levels competitive with long-term compensation levels provided by our peer companies. In

April 2013, the Compensation Committee determined that corporate goal for the performance period ended March 31, 2013 had not been achieved, approved no vesting of each of the performance based stock options granted in August, 2012, and decided that 100% of each of the performance based stock options were forfeited as of the date of the meeting. The total number of performance based stock options granted to the NEOs in August 2012 and the number of those options that vested are reflected in the table below.

Named Executive Officer	Total August 2012 Performance Based Options Granted	Vested Percentage	Number of Performance Based Options That Vested
Yuichi Iwaki, M.D., Ph.D.	150,000	0%	—
Michael Gennaro (1)	—	—	—
Michael Coffee	100,000	0%	—
Kirk Johnson, Ph.D.	100,000	0%	—
Kazuko Matsuda, M.D., Ph.D.	100,000	0%	—
Masatsune Okajima	100.000	0%	—

(1)	Mr. Gennaro does not receive stock option grants from the Company.

No stock options have been awarded to our NEOs thus far in 2013.

Severance Agreement Severance Benefits

The employment of each of our NEOs is “at will.” The Compensation Committee believes that in order to continue to retain the services and focus of key executive officers in a high risk, emerging industry it is important to provide them with some income and benefit protection against their potential involuntary loss of employment and that such severance benefits are critical to attracting and retaining high caliber executives. The Compensation Committee believes these involuntary termination severance benefits provided to our NEOs under the terms of their employment agreements are an important element of their retention and consistent with compensation arrangements provided in a competitive market for executive talent, and that such severance rights agreements are in the best interests of the company. Please see Summary of Potential Payments Upon Termination or Change of Control in this proxy statement for a detailed description of such severance rights agreements.

Following termination of employment of Dr. Iwaki, Mr. Coffee and Dr. Johnson, we have the option to engage such NEO as a consultant on a quarterly basis. Compensation for each quarter of consulting services would be equal to 15% of the NEO’s annual base salary in effect prior to such termination.

Change of Control Severance Protection Agreements

In June 2007, the Compensation Committee, in an effort to retain key executive officers notwithstanding a change of control of the Company, recommended to the Board consideration of severance protection agreements, whereby the NEOs would be paid severance benefits if they were to be involuntarily or constructively terminated in connection with a change of control transaction. The Compensation Committee believes that having these double-trigger arrangements in place can help us attract and retain key employees in a marketplace where these types of arrangements are commonly offered. We also believe that such arrangements in connection with terminations arising in conjunction with a change of control allow our NEOs to assess a potential change of control that may be in the best interests of our stockholders in an objective manner and without regard to the potential impact of the transaction on their own job security. The form of the severance protection agreement, or the Severance Protection Agreement, was approved by the Board of Directors in September 2007, and its material terms are described in this Proxy Statement under the caption “Summary of Potential Payments Upon Termination or Change of Control.” Each of our NEOs is a party to a Severance Protection Agreement except for Dr. Matsuda and Mr. Gennaro.

Other Benefits

Except with respect to Mr. Okajima and Mr. Gennaro, we provided our NEOs with additional standard employee benefits generally on the same terms that are available to our other employees, including a 401(k) plan, group health insurance, life insurance and our 2007 Employee Stock Purchase Plan. Our 401(k) plan provides for matching contributions at a maximum rate of 6% of the employee’s salary to a maximum matching contribution of $14,700 per employee per year. We also provide commuting expense reimbursement benefits to Mr. Coffee, Dr. Matsuda and Dr. Johnson which include a tax gross up. Mr. Okajima, a resident of Japan, is not eligible to participate in our 401(k) plan, group health insurance or life insurance plan. In the case of Mr. Okajima, we pay a benefits adjustment of approximately $21,400 each year, payable on a monthly basis, and contribute 50% of the premium costs for certain insurance, unemployment, pension and welfare programs. These benefits are provided to Mr. Okajima as customary market benefits for executives in Japan and with respect to the pension and welfare premium costs, as required by Japanese law.

Risk Analysis

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the company. For example, while our discretionary cash incentive plan measures performance on a short-term basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation and limits the potential value of excessive risk-taking.

Tax and Accounting Considerations

We account for equity awards exchanged for employee services in accordance with the Compensation—Stock Compensation topic of the Financial Accounting Standards Board Accounting Standards Codification. In accordance with the topic, we are generally required to estimate and record an expense for each award of equity compensation over the vesting period of the award. As to cash compensation, the accounting rules also require us to record an expense over the period during which it is earned. We generally intend to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance based compensation) is limited to no more than $1.0 million per year. We do not expect that the non-exempt compensation to be paid to any of our NEOs for fiscal 2012 as calculated for purposes of Section 162(m) of the Code will exceed the $1.0 million annual limit.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of MediciNova under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with members of management and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the annual report on Form 10-K for the fiscal year ended December 31, 2012.

Compensation Committee

Arlene Morris (Chairman)

Jeff Himawan, PhD

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for all services rendered in all capacities to us during each of the fiscal years ended December 31, 2012 and December 31, 2011, earned by each of our NEOs.

Name and Position	Year	Salary ($)	Stock Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (11)	All Other Compensation ($)		Total ($)
Yuichi Iwaki, M.D., Ph.D.	2012	504,758	198,690	189,286	14,700	(2)	907,434
President and Chief and Executive Officer	2011	490,060	331,960	80,860	14,700	(2)	917,580

Michael Gennaro (9)	2012	—	—	—	594,900	(10)	594,900
Chief Financial Officer	2011	—	—	—	215,691	(10)	215,691

Michael Coffee (3)	2012	309,000	132,460	81,113	76,108	(4)	598,681
Chief Business Officer	2011	300,000	262,021	34,650	67,496	(5)	664,167

Kirk Johnson, Ph.D.	2012	293,550	132,460	77,057	60,970	(7)	564,037
Chief Scientific Officer	2011	285,000	262,021	32,918	59,184	(8)	639,123

Kazuko Matsuda, M.D., Ph.D. (12)	2012	293,550	132,460	67,370	22,671	(13)	516,051
Chief Medical Officer	2011	255,000	313,671	36,000	12,138	(14)	606,809

Masatsune Okajima	2012	293,550	132,460	77,057	21,372	(6)	524,439
Vice President and Head of Japanese Office	2011	285,000	262,021	32,918	17,757	(6)	597,696

(1)	Amounts in the Stock Option Awards column reflect the grant date fair value as calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (formerly known as FAS 123R and referred to here as ASC 718). See Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the relevant assumptions used to determine the valuation of awards.
(2)	Includes 401(k) employer matching contributions ($14,700). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(3)	Mr. Coffee was hired by MediciNova in June 2010 and was appointed Interim Chief Financial Officer in February 2011, serving until the appointment of Mr. Gennaro in September 2011.
(4)	Includes 401(k) employer matching contributions ($14,700) and amounts paid in connection with Mr. Coffee’s commuting expense (grossed-up) from his primary residence to MediciNova’s corporate headquarters ($61,408). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(5)	Includes 401(k) employer matching contributions ($14,700) and amounts paid in connection with Mr. Coffee’s commuting expense (grossed-up) from his primary residence to MediciNova’s corporate headquarters ($52,796). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(6)	Includes a Japanese benefits adjustment as stipulated in Mr. Okajima’s employment agreement and as required by Japanese law with respect to pension and welfare premium costs.
(7)	Includes 401(k) employer matching contributions ($14,548) and amounts paid in connection with Dr. Johnson’s commuting expenses (grossed-up) from his primary residence to MediciNova’s corporate headquarters ($46,422). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(8)	Includes 401(k) employer matching contributions ($10,501) and amounts paid in connection with Dr. Johnson’s commuting expenses (grossed-up) from his primary residence to MediciNova’s corporate headquarters ($48,683. Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(9)	Mr. Gennaro was appointed Chief Financial Officer in September 2011.
(10)	In connection with retaining Mr. Gennaro as Chief Financial Officer, MediciNova entered into a consulting agreement with FLG Partners, effective September 1, 2011, for the provision of his services. Under the agreement, MediciNova pays FLG Partners at a rate of $300 per hour for such services and $150 per hour for travel time between Mr. Gennaro’s primary residence in Northern California and MediciNova’s corporate headquarters in La Jolla, California, at a rate of $150 per hour subject to a maximum of two hours in each direction, and reimburses reasonable travel and out-of-pocket business expenses.
(11)	2012 amounts include discretionary cash incentive payments made in 2012 and 2011 amounts include discretionary cash incentive payments made in 2011.
(12)	Dr. Matsuda was appointed as our Chief Medical Officer on September 1, 2011.
(13)	Includes 401(k) employer matching contributions ($14,700) and amounts paid in connection with Dr. Matsuda’s commuting expenses (grossed-up) from her primary residence to MediciNova’s corporate headquarters ($7,971). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.
(14)	Includes 401(k) employer matching contributions ($6,995) and amounts paid in connection with Dr. Matsuda’s commuting expenses (grossed-up) from her primary residence to MediciNova’s corporate headquarters ($5,143). Excludes long-term disability insurance and health insurance premiums, both of which are generally available to all employees on a non-discriminatory basis.

GRANTS OF PLAN BASED AWARDS

The following table discloses grants of awards during the fiscal year ended December 31, 2012 for each of our NEOs.

Name and Position	Grant Date	Targeted Future Payments Under Non-Equity Incentive Plan Awards (3)			All Other Stock Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock Option Awards $/Sh. (1)	Grant Date Fair Value of Stock Option Awards (2) ($)
		Threshold $	Target $	Maximum $
Yuichi Iwaki, M.D, Ph.D.	08/16/2012	—	252,381	—	150,000	2.00	198,690
President and Chief Executive Officer

Michael Gennaro (4)	—	—	—	—	—	—	—
Chief Financial Officer

Michael Coffee	08/16/2012	—	108,150	—	100,000	2.00	132,460
Chief Business Officer

Kirk Johnson, Ph.D.	08/16/2012	—	102,743	—	100,000	2.00	132,460
Chief Scientific Officer

Kazuko Matsuda, Ph.D.	08/16/2012	—	102,743	—	100,000	2.00	132,460
Chief Medical Officer

Masatsune Okajima	08/16/2012	—	102,743	—	100,000	2.00	132,460
Vice President and Head of Japanese Office

(1)	The exercise price of the stock option awards is either equal to or greater than the grant date’s closing price, or the prior day’s closing price if the grant date fell on a non-trading day, as reported by Nasdaq.
(2)	Amounts listed in this column represent the aggregate full grant date fair value computed in accordance with ASC 718. Refer to Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the relevant assumptions used to determine the valuation of awards.
(3)	Amounts shown above are targeted amounts based on the NEO’s current base salary. In April 2013, the Compensation Committee determined that no discretionary cash incentives were to be paid to our NEOs after determining that the corporate goal for the performance period from June 14, 2012 to March 31, 2013 had not been met.
(4)	We did not grant any equity or non-equity awards to Mr. Gennaro. Please see “Compensation Discussion and Analysis” in this proxy statement for a detailed description of the arrangement by which we have retained Mr. Gennaro’s services.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table discloses outstanding equity awards classified as exercisable and unexercisable as of December 31, 2012 for each of our NEOs.

	Stock Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh.) (1)	Option Expiration Date
Yuichi Iwaki, M.D., Ph.D.	40,000	—	11.60	1/3/2016	(2)
President and Chief Executive Officer	1,000	—	13.36	5/10/2016	(3)
	20,000	—	11.48	7/8/2016	(4)
	333,503	—	9.73	11/11/2016	(2)
	129,998	2	4.42	1/6/2018	(2)
	95,469	2,031	2.20	1/29/2019	(2)
	42,731	15,869	7.34	1/28/2020	(2)
	35,411	64,589	2.54	07/12/2021	(2)
	86,250	—	2.46	08/02/2021	(7)
	—	150,000	2.00	08/15/2022	(8)

Michael Gennaro (5)	—	—	—	—
Chief Financial Officer

Michael Coffee	62,499	37,501	5.13	6/13/2020	(2)
Chief Business Officer	30,124	54,876	2.54	07/12/2021	(2)
	63,750	—	2.46	08/02/2021	(7)
	—	100,000	2.00	08/15/2022	(8)

Kirk Johnson, Ph.D.	70,833	29,167	7.34	1/31/2020	(2)
Chief Scientific Officer	30,102	54,898	2.54	07/12/2021	(2)
	63,750	—	2.46	08/02/2021	(7)
	—	100,000	2.00	08/15/2022	(8)

Kazuko Matsuda	8,000	—	11.48	7/8/2016	(9)
Chief Medical Officer	31,570	5,430	4.80	7/6/2019	(2)
	8,676	3,224	7.34	1/28/2020	(2)
	12,494	7,506	5.13	6/13/2020	(2)
	26,562	48,388	2.54	07/12/2021	(2)
	56,250	—	2.46	08/02/2021	(7)
	18,750	41,250	2.30	08/31/2021	(2)
	—	100,000	2.00	08/15/2022	(8)

Masatsune Okajima	10,000	—	11.26	07/31/2016	(6)
Vice President and Head of Japanese Office	15,000	—	22.60	8/31/2016	(2)
	25,000	—	34.12	8/31/2016	(2)
	125,064	—	9.73	11/11/2016	(2)
	48,000	—	4.42	1/6/2018	(2)
	40,391	859	2.20	1/29/2019	(2)
	26,031	9,669	7.34	1/28/2020	(2)
	30,104	54,896	2.54	07/12/2021	(2)
	63,750	—	2.46	08/02/2021	(7)
	—	100,000	2.00	08/15/2022	(8)

(1)	See Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the relevant assumptions used to determine the valuation of these stock option awards. The exercise price of the stock option awards is either equal to or greater than the grant date’s closing price, or the prior day’s closing price if the grant date fell on a non-trading day, as reported by the Nasdaq Market of the Osaka Securities Exchange, converted to U.S. dollars based on the respective dates exchange rate per www.Oanda.com or Nasdaq.
(2)	These grants vest in equal monthly installments over four years from the vesting commencement date, which was the date of grant.
(3)	This grant fully vests after six months from the vesting commencement date, which was the date of grant.
(4)	This grant vested 10,000 shares upon the date of grant, with 1/16 of the remaining shares vesting per quarter.
(5)	Mr. Gennaro was not granted, and did not hold, any equity awards. Please see Compensation Discussion and Analysis in this proxy statement for a detailed description of the arrangement by which we have retained Mr. Gennaro’s services.
(6)	This grant vests in equal monthly installments over six months from the vesting commencement date, which was the date of grant.
(7)	This grant vested upon the Board’s determination in its sole discretion of meeting certain corporate goals by March 31, 2012. The number of shares subject to these stock options that vested was determined by the Board in June 2012.
(8)	In April 2013, the Compensation Committee did not approve vesting of any of these performance based stock options, and therefore 100% of each of the performance based stock options were forfeited after determining that the corporate goal for the performance period from June 14, 2012 to March 31, 2013 had not been met.
(9)	This grant vested 8,000 shares upon the date of grant, with 1/16 of the remaining shares vesting per quarter.

OPTION EXERCISES AND STOCK VESTED

None of our NEOs exercised stock options during 2012.

SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Severance Protection Agreements

Our Severance Protection Agreements were established to provide our NEOs with certain payments upon a change of control. The following summary of the material provisions of the Severance Protection Agreements is qualified in its entirety by reference to the actual agreements. Our Severance Protection Agreements are structured on a “double-trigger” basis meaning that in order for an NEO to receive a change of control payment, there must be a change of control and within 12 months after the change of control the NEO’s employment must be terminated without “cause” or the NEO must resign for “good reason.” Additionally, the Severance Protection Agreements provide that an NEO may receive a change of control payment in the event the NEO’s employment is terminated without “cause” within the 30 days immediately preceding a change of control or if, within the 30 days immediately preceding a change of control there is a material adverse change in the NEO’s status, position or responsibilities and the NEO is subsequently terminated within the 24 months following a change of control other than for “cause.” If these events occur, then, pursuant to the Severance Protection Agreement, the NEO is entitled to receive the following benefits:

•

a lump sum severance payment equal to two times the sum of the NEO’s “base salary amount” and “bonus amount.” The “base salary amount” is the greater of the NEO’s annual base salary (i) at the rate in effect on the termination date and (ii) at the highest rate in effect at any time during the 180-day period prior to a change of control. The “bonus amount” is the greater of (i) the annual bonus paid in respect of the fiscal year immediately preceding the termination date; (ii) the average of the annual bonus paid to the NEO under any annual bonus plan during each of the three fiscal years ending immediately prior to the termination date; and (iii) the annual target bonus established for the NEO for the fiscal year during which the termination occurs, in the event the NEO was not employed for the entire fiscal year ending immediately prior to the termination date;

•	a pro rata bonus computed based on the “bonus amount” and the number of days in the fiscal year prior to the termination;

•	continued life insurance, disability, medical, dental and hospitalization coverage for a period of up to 24 months and reasonable outplacement services for a period of up to 12 months; and

•	acceleration of vesting and other benefits regarding options to purchase our Common Stock or other equity awards provided to the NEO in any plans or agreements.

The NEO’s receipt of the lump sum severance and continued benefits are subject to the NEO’s execution of a release in favor of the Company.

The Severance Protection Agreements define “change of control” as:

•	an acquisition of 40% or more of our voting securities by any person;

•	a change in a majority of the members of the Board;

•

a merger, substantial asset sale or similar transaction resulting in current stockholders owning 50% or less of the common stock and voting securities of the corporation or entity resulting from such transaction; or

•	approval by our stockholders of our complete liquidation or dissolution.

We do not have a Severance Protection Agreement with Dr. Matsuda or Mr. Gennaro.

Employment Agreements

Under the terms of the employment agreements with our NEOs (other than Mr. Okajima, Dr. Matsuda and Mr. Gennaro), either party may terminate the agreement at any time upon three months’ notice. In lieu of three months’ notice, we may instead (at our election) provide the NEO with a lump sum payment equal to 50%, or

75% for Dr. Iwaki, of his annual base compensation. Under Japanese law, we must provide Mr. Okajima at least 30 days’ prior dismissal notice or 30 days’ pay in lieu thereof or a combination of such notice and pay requirements. In the event of termination of Mr. Okajima’s at-will employment by us (other than for cause), we will provide six months of severance to Mr. Okajima. The employment agreement with Dr. Matsuda does not require that either party provide a termination notice period and does not provide for a lump sum severance payment, other potential benefits or change in control payments. It is anticipated that in 2013 an employment agreement will be executed with Dr. Matsuda which is similar to the agreements with the other NEOs. Please see “Compensation Discussion and Analysis” in this proxy statement for a detailed description of the arrangement by which we retained Mr. Gennaro’s services. The employment agreements provide that the NEOs may not disclose our confidential and proprietary information and must assign to us any inventions or other proprietary information discovered during their employment with us.

Our Compensation Committee believes that our executive employment agreements are appropriately designed and reasonable in light of typical executive employment agreements, and that they reflect a reasonable cost structure.

The following table reflects potential benefits or change in control payments to our NEOs if they were terminated on December 31, 2012. If the amount of these payments would cause an NEO to become subject to the “golden parachute” excise tax imposed under Section 4999 of the Code, the change of control payments will be reduced so that the NEO is not subject to an excise tax.

Name	Termination by MediciNova without Cause		Change in Control and Termination without Cause or Voluntary Termination for Good Reason (1)		Termination by MediciNova, Inc. and Election to Waive Required Notice Period
Yuichi Iwaki, M.D., Ph.D.
Severance Pay	—		$1,388,087	(2)	$378,568	(3)
Pro Rata Bonus	—		$378,571		—
Medical and Outplacement Benefits (4)	—		$73,011		—
Acceleration of Equity Awards (5)	—		$—		—

Michael Coffee
Severance Pay	—		$780,225	(2)	$154,500	(6)
Pro Rata Bonus	—		$162,225		—
Medical and Outplacement Benefits (4)	—		$130,689		—
Acceleration of Equity Awards (5)	—		$—		—

Kirk Johnson, Ph.D.
Severance Pay	—		$741,214	(2)	$146,775	(6)
Pro Rata Bonus	—		$154,114		—
Medical and Outplacement Benefits (4)	—		$58,016		—
Acceleration of Equity Awards (5)	—		$—		—

Masatsune Okajima
Severance Pay	$146,775	(7)	$741,214	(2)	$—
Pro Rata Bonus	—		$154,114		—
Medical and Outplacement Benefits (8)	—		$42,743		—
Acceleration of Equity Awards (5)	—		$—		—

(1)

Under the Severance Protection Agreements, “cause” is defined to include: the NEO’s conviction of a felony or any crime involving fraud, embezzlement or theft; willful engagement in illegal conduct or gross misconduct that is significantly injurious to us; or failure to perform his duties in a reasonably satisfactory manner after receipt of a notice from us detailing such failure. “Good reason” is defined to include: a material adverse change in status, position, responsibilities, including reporting responsibilities, or a material reduction in base salary; a relocation of the place of principal employment by more than 50 miles; or any material breach by us of any provision of any agreement to which we and the applicable NEO are parties.
(2)	Equals two times the NEO’s “base salary amount” and “bonus amount.” The calculations in the table above assume that the NEO’s 2012 base salary is the “base salary amount” and the NEO’s bonus paid in 2012 is the “bonus amount”.
(3)	This severance pay is payable, at our election, if we decide to waive the three-month notice provision required for termination under the employment agreement and shall equal 75% of the NEO’s base salary in effect at the time of termination.
(4)	The value of health and dental benefits are estimated based on the premium each NEO would be required to pay for 24 months of continuing medical coverage under the provisions of our medical plan required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).
(5)	The $1.64 closing price of our Common Stock on December 31, 2012 was less than the $4.42 exercise price of our equity awards issued on January 6, 2008, the $2.20 exercise price of our equity awards issued on January 29, 2009, the $2.46 exercise price of our equity issued on August 3, 2011, and the $2.00 exercise price of our equity awards issued on August 16, 2012. Therefore, no stock option is in-the-money as of December 31, 2012 and the acceleration of vesting upon termination of an NEO’s employment on December 31, 2012 would have provided no benefit to the executive.
(6)	This severance pay is payable, at our election, if we decide to waive the three-month notice provision required for termination under the employment agreements and shall equal 50% of the NEO’s annual base salary in effect at the time of termination.
(7)	This severance pay is payable, at our election, if we decide to terminate Mr. Okajima’s employment other than for cause and shall equal six months of his annual base salary in effect at the time of termination.
(8)	Equals two times Mr. Okajima’s annual Japanese benefits adjustment.

DIRECTOR COMPENSATION

We compensate non-employee directors, other than Dr. Himawan and Mr. Nakata, for their service on the Board. Each non-employee director other than Dr. Himawan and Mr. Nakata is eligible to receive an annual cash compensation of $40,000, payable in equal quarterly installments in arrears.

We pay the Chairman of the Audit Committee additional annual cash compensation of $20,000, and we pay the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee additional annual cash compensation of $10,000. In addition, we reimburse our directors for reasonable expenses incurred in connection with attendance at Board and committee meetings.

As of November 2011, a non-employee director is granted, upon initial appointment to the Board, a fully vested nonstatutory options to purchase 15,000 shares of our Common Stock. As of that date, nondiscretionary, automatic grants of stock options are no longer provided to our non-employee directors. The Compensation Committee will review and determine on a discretionary basis whether stock options will be granted to our non-employee directors on an annual basis, in conjunction with its annual review of executive compensation. Stock options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. The Board engaged Compensia to perform reviews and make recommendations with respect to non-employee director compensation in 2011 and in 2012. The November 2011 changes in our Director compensation policy were made after consideration of the 2011 Compensia report. That report provided by Compensia included comparable non-employee director compensation for a peer company group consisting of 17 biotechnology and pharmaceutical companies with clinical development programs in at least Phase 2 development, with a market capitalization greater than $20 million and less than $200 million and in geographies with a premium cost of living. The 2012 report provided by Compensia included comparable non-employee director compensation for a peer company group which consisted of 17 biotechnology and pharmaceutical companies with clinical development programs in at least Phase 2 development, with a market capitalization greater than $15 million and less than $250 million and in geographies with a premium cost of living. No changes in our Director compensation policy were made after consideration of the 2012 Compensia report.

The following table sets forth compensation information with respect to all of our non-employee directors for amounts earned during the year ended December 31, 2012.

Name (1)	Fees Paid in Cash ($)	Stock Option Awards ($) (2)	Total ($)
Jeff Himawan, Ph.D (3)	$—	$—	$—
Arlene Morris	$50,000	$—	$50,000
Hiroaki Shigeta	$50,000	$—	$50,000
Tatsuo Izumi	$40,000	$—	$40,000
Kousuke Nakata (3)	$—	$—	$—
David O’Toole	$43,517	$24,300	$67,817

(1)	Dr. Iwaki has been omitted from the table, as he is an employee and receives no compensation for serving on the Board.
(2)	Amounts in the Stock Option Awards column reflect the grant date fair value as calculated in accordance with Topic 718. Refer to Note 1, “The Company, Basis of Presentation and Summary of Significant Accounting Policies—Stock Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for the relevant assumptions used to determine the valuation of our Stock Option Awards. Mr. O’Toole was granted a stock option to purchase 15,000 shares of Common Stock, for which the total grant date fair value of each such stock option was $1.62.
(3)	Dr. Himawan and Mr. Nakata do not receive cash compensation or Stock Option Awards for serving on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2013 as to shares of Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of the Common Stock, (ii) each of our directors, (iii) each of our executive officers named under the “Summary Compensation Table,” and (iv) all of our directors and executive officers as a group. Ownership information is based on information furnished by the respective individuals or entities, as the case may be. The percentage of Common Stock beneficially owned is based on 18,244,502 shares outstanding as of March 15, 2013. In addition, shares issuable pursuant to convertible preferred stock and to stock options and warrants which may be exercised within 60 days of March 15, 2013 are deemed to be issued and outstanding and have been treated as outstanding in calculating the percentage ownership of those individuals possessing such interest, as applicable, but they are not treated as outstanding in calculating the percentage ownership for any individual other than the holder thereof.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Kissei Pharmaceutical Co., Ltd. (2)	3,000,000	14.7%
Essex Woodland Health Ventures Fund VI, L.P. (3)	1,210,370	6.6%

Directors and Executive Officers:
Kousuke Nakata (4)	3,000,000	14.7%
Yuichi Iwaki, M.D., Ph.D. (5)	1,565,639	8.2%
Jeff Himawan, Ph.D. (6)	1,210,370	6.6%
Tatsuo Izumi (7)	670,000	3.7%
Arlene Morris (8)	80,000	*
Hiroaki Shigeta (9)	47,000	*
David O’Toole (9)	20,000	*
Masatsune Okajima (11)	420,519	2.2%
Kazuko Matsuda (12)	226,295	1.2%
Kirk Johnson (13)	187,355	1.0%
Michael Coffee (14)	183,650	1.0%
Michael Gennaro	—	—
All directors and executive officers as a group (12 persons) (15)	7,610,828	34.0%

*	Amount represents less than 1% of the outstanding shares of our Common Stock.
(1)	Unless otherwise noted, the address of each beneficial owner listed in the table is c/o MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037. Except as indicated by footnote, and subject to community property laws where applicable, the beneficial owner has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Based on a Schedule 13G/A filed with the SEC on October 13, 2011 by Kissei Pharmaceutical Co., Ltd., and includes 800,000 outstanding shares of Common Stock and 2,200,000 shares of the Common Stock issuable upon conversion of 220,000 outstanding shares of Series B Convertible Preferred Stock. The principal business address for Kissei Pharmaceutical Co., Ltd is 19-48, Yoshino, Matsumoto City, Nagano Prefecture 399-8710, Japan 81-263-25-9081.
(3)

Based on a Schedule 13D filed with the SEC on February 13, 2006 and subsequent Form 4s filed by Dr. Himawan. Includes 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., and 40,000 shares subject to stock options exercisable within 60 days of April 10, 2012. The principal business address for Essex Woodlands Health Ventures Fund VI, L.P. is 335 Bryant Street, 3rd Floor, Palo Alto, California 94301. We have been advised by Essex Woodlands Health Ventures, general partner of Essex Woodlands Health Ventures Fund VI, L.P., that up to five persons who are partners of Essex Woodlands Health Ventures have voting and investment power over shares held by Essex Woodlands Health Ventures

Fund VI, L.P. At least a majority of those voting is required for an investment decision, and in practice the decisions are almost always made pursuant to a unanimous vote.
(4)	Includes 3,000,000 shares owned by Kissei Pharmaceutical Co., Ltd., of which Mr. Nakata serves as Director, Licensing and Clinical Development. Mr. Nakata disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein
(5)	Includes 713,944 shares held by Dr. Iwaki, 50,000 shares subject to warrants exercisable within 60 days of March 15, 2013 and 801,695 shares subject to stock options exercisable within 60 days of March 15, 2013.
(6)	Includes 1,170,370 shares owned by Essex Woodland Health Ventures Fund VI, L.P., of which Dr. Himawan serves as Managing Director and 40,000 shares subject to stock options exercisable within 60 days of April 10, 2012. Dr. Himawan has named Essex Woodlands Health Ventures as the designee to receive any stock options Dr. Himawan receives in his capacity as director. Dr. Himawan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)	Includes 670,000 shares held by Mr. Izumi.
(8)	Includes 80,000 shares subject to stock options exercisable within 60 days of March 15, 2013.
(9)	Includes 45,000 shares held Mr. Shigeta and 2,000 shares subject to stock options exercisable within 60 days of March 15, 2013.
(10)	Includes 5,000 shares held by Mr. O’Toole and 15,000 shares subject to stock options exercisable within 60 days of March 15, 2013.
(11)	Includes 24,489 shares held by Mr. Okajima and 396,030 shares subject to stock options exercisable within 60 days of March 15, 2013
(12)	Includes 33,805 shares, 9,200 shares subject to warrants exercisable within 60 days of March 15, 2013, and 183,290 shares subject to stock options exercisable within 60 days of March 15, 2013.
(13)	Includes 1,700 shares, 1,700 shares subject to warrants exercisable within 60 days of March 15, 2013, and 183,955 shares subject to stock options exercisable within 60 days of March 15, 2013.
(14)	Includes 4,000 shares, 4,000 shares subject to warrants exercisable within 60 days of March 15, 2013, and 175,650 shares subject to stock options exercisable within 60 days of March 15, 2013.
(15)	Includes 3,468,308 shares held of record, 2,200,000 shares issuable upon conversion of 220,000 outstanding shares of Series B Convertible Preferred Stock, 64,900 shares subject to warrants exercisable within 60 days of March 15, 2013 and 1,877,620 shares subject to stock options that are exercisable within 60 days of March 15, 2013.

PROPOSAL FIVE:

APPROVAL OF 2013 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the MediciNova, Inc. 2013 Equity Incentive Plan, or the 2013 Plan, at the Annual Meeting. On April 21, 2013, our Board adopted the 2013 Plan, subject to approval by our stockholders.

The 2013 Plan is intended to be the successor to our Amended and Restated 2004 Stock Incentive Plan (also referred to in this Proposal Five as the 2004 Plan, which is our only active equity incentive plan). If the 2013 Plan is approved by our stockholders, no additional stock awards will be granted under the 2004 Plan. Our Board and Compensation Committee believe that the 2013 Plan will enable us to continue to grant stock options and other stock awards at levels determined appropriate by our Board and Compensation Committee. The 2013 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

As of the April 19, 2013 Record Date, there was an aggregate total of 4,130,000 shares of common stock previously authorized for issuance under the 2004 Plan and 1,351,977 shares of common stock (plus any shares that might in the future be returned to the 2004 Plan as a result of cancellation or expiration of options) were available for future grant under the 2004 Plan. In addition, as of such date, options covering an aggregate of 2,498,379 shares were outstanding under the 2004 Plan and no other equity awards were outstanding under the 2004 Plan. Our 2004 Plan is scheduled to expire in November 2014.

If the stockholders approve the 2013 Plan, it will become effective on the date of the Annual Meeting. After forecasting our anticipated growth rate for the next few years, we believe that the number of shares available for grant under the 2013 Plan will be sufficient for at least two years of equity grant activity from the date that the 2013 Plan is approved. If the stockholders fail to approve this Proposal Five, the 2004 Plan will remain in effect and will not terminate. If the 2013 Plan is not approved, we do not believe we will have enough shares available under our equity plan to continue to make meaningful grants to help us attract and retain top employees.

Approval of the 2013 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the 2013 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. While we believe it is in the best interests of the Company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code, in certain circumstances, we may determine to grant compensation to covered employees that will not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “performance-based compensation,” we cannot guarantee that such compensation ultimately will be deductible by us. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable). These terms must be approved by the stockholders and, accordingly, we are requesting our stockholders to approve the 2013 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the 2013 Plan (as described in the summary below).

If this Proposal Five is approved by our stockholders, the 2013 Plan will become effective upon the date of the Annual Meeting. In the event that our stockholders do not approve this Proposal Five, the 2013 Plan will not become effective and the 2004 Plan will continue in its current form until it expires on November 11, 2014.

Important Features of the 2013 Plan Designed to Protect our Stockholders’ Interests

We recognize that equity compensation awards dilute stockholder equity and must be used judiciously. Our equity compensation practices are designed to be in line with industry norms, and we believe our historical share usage has been responsible and mindful of stockholder interests. Certain provisions in the 2013 Plan are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Flexibility in designing equity compensation scheme. The 2013 Plan allows us to provide a broad array of equity incentives, including traditional stock option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Stockholder approval is required for additional shares. The 2013 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

Repricing is not allowed without prior stockholder approval. The 2013 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2013 Plan unless our stockholders previously approve such action.

•

Submission of 2013 Plan amendments to stockholders. The 2013 Plan requires stockholder approval for certain material amendments to the 2013 Plan, including as noted above, any increase in the number of shares reserved for issuance under the 2013 Plan.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2013
Total Shares Subject to Outstanding Stock Options	3,211,100
Weighted-Average Exercise Price of Outstanding Stock Options	$5.02
Weighted-Average Remaining Term of Outstanding Stock Options	6.91 years
Total Shares Available for Grant under the 2004 Plan	643,256

As of the April 19, 2013 Record Date
Total Common Stock Outstanding	18,410,569
Closing Price of Common Stock as Reported on NASDAQ	$2.62

Burn Rate

We are committed to effectively managing our equity compensation share reserve while minimizing stockholder dilution. For this reason, we carefully manage both our gross burn rate and net burn rate. Gross burn rate reflects equity awards granted during the fiscal year divided by the weighted average number of shares outstanding. For 2012, our gross burn rate was approximately 4.76%. Adjusted burn rate reflects equity awards granted during the fiscal year less equity awards cancelled and returned to the plan (net equity grants), divided by the weighted average number of shares outstanding. For 2012, our net burn rate was approximately 2.01%. The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2012.

Fiscal Year 2012
Stock Options Granted	750,000
Stock Options Cancelled	453,690
Weighted-Average Common Stock Outstanding	16,522,929
Common Stock Outstanding at December 31, 2012	17,403,125

Description of the 2013 Equity Incentive Plan

The material terms of the 2013 Plan are outlined below. The following description of the 2013 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2013 Plan. Stockholders are urged to read the actual text of the 2013 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Purpose

The 2013 Plan is designed to provide incentives for our employees, directors and consultants to exert maximum efforts for the success of MediciNova or any affiliate of ours, and to provide a means by which eligible recipients may be given an opportunity to benefit from increases in the value of our common stock.

Successor to Our 2004 Equity Incentive Plan

The 2013 Plan is intended to be the successor to our 2004 Plan. If our stockholders approve the 2013 Plan, no new awards will be granted under the 2004 Plan.

Types of Awards

The 2013 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

Subject to adjustment for changes in our capitalization, the total number of shares of our common stock available for issuance under the 2013 Plan will be equal to the sum of (1) 2,500,000 shares, and (2) any Returning Shares (as defined below), as such shares become available from time to time (such sum, the “Share Reserve”). The “Returning Shares” are shares subject to outstanding awards granted under the 2004 Plan that, from and after the effective date of the 2013 Plan, expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, are repurchased at the original issuance price or are otherwise reacquired or withheld to satisfy a tax withholding or purchase price obligation in connection with such awards.

If a stock award granted under the 2013 Plan expires or otherwise terminates without all of the shares of common stock covered by such award having been issued or the award is settled in cash, then such expiration, termination or settlement will not reduce the Share Reserve. In addition, if any shares of our common stock issued under a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will again become available for issuance under the 2013 Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2013 Plan.

Shares of our common stock issuable under the 2013 Plan will be shares of authorized but unissued or reacquired shares, including shares we repurchase on the open market or otherwise.

Eligibility

As of April 29, 2013, all of our 12 full time employees, and six non-employee directors, and consultants are eligible to participate in the 2013 Plan, and each of these individuals may receive all types of awards, other than incentive stock options. Incentive stock options may be granted under the 2013 Plan only to our employees (including officers).

Section 162(m) Limits

Under the 2013 Plan, subject to adjustment for changes in our capitalization, no single participant will be eligible to be granted during any calendar year more than: (i) a maximum of 200,000 shares of our common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant; (ii) a maximum of 200,000 shares of our common stock under performance stock awards (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below); and (iii) a maximum of $300,000 under performance cash awards. These limits are designed to allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code, but do not guarantee the deductibility of such compensation by us.

Administration

The 2013 Plan is administered by our Board, which may in turn delegate authority to administer the 2013 Plan to a committee or committees. Our Board has delegated concurrent authority to administer the 2013 Plan to the Compensation Committee, but may, at any time, revert to itself some or all of the power previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee is considered to be a Plan Administrator for purposes of this Proposal Five. Subject to the terms of the 2013 Plan, the Plan Administrator has broad authority to administer, interpret and construe the 2013 Plan and awards granted under the 2013 Plan. The Plan Administrator may, among other things, determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2013 Plan. All determinations, interpretations and constructions made by the Plan Administrator in good faith will be final, binding and conclusive.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

The 2013 Plan expressly provides that we will not have the authority to reduce the exercise price of any outstanding stock options or stock appreciation rights or to cancel any outstanding stock options and stock appreciation rights that have an exercise price or strike price greater than the then current fair market value of the common stock in exchange for cash or the grant of other stock awards without the approval of the stockholders within 12 months prior to such event.

Stock Options

Stock options may be granted under the 2013 Plan pursuant to stock option agreements. The 2013 Plan permits the grant of stock options that qualify as incentive stock options and nonstatutory stock options. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Vesting

The number of shares of our common stock subject to a stock option may vest and become exercisable in periodic installments (which do not have to be equal) as set forth in the applicable stock option agreement. Shares covered by different stock options granted under the 2013 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock awards in certain events.

Exercise Price

The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see Limitations on Incentive Stock Options below), may not be less than 110% of such fair market value.

Term

The term of stock options granted under the 2013 Plan may not exceed ten years and, in some cases (see Limitations on Incentive Stock Options below), may not exceed five years.

Termination of Continuous Service

Unless the terms of a participant’s stock option agreement or other agreement with us provides for an earlier or later expiration date, if a participant’s service relationship with us, or any affiliate of ours, ceases due to disability, death (or the participant dies within a certain period, if any, following cessation of service), the participant, or his or her beneficiary or estate, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the participant’s disability or for up to 18 months after the date of the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other agreement with us, if a participant’s service relationship with us, or any affiliate of ours, terminates due to a “for cause” termination, the participant will forfeit all vested and unvested options as of the date of the termination for cause and the participant may not exercise any stock options after such date.

Except as explicitly provided otherwise in a participant’s stock option agreement or other agreement with us, if a participant’s service relationship with us, or any affiliate of ours, ceases for any other reason other than due to disability, death, or termination for cause, the participant may exercise any vested stock options for up to three months after the date the service relationship ends.

If the participant does not exercise his or her stock option within the applicable time frame, the stock option will automatically terminate.

Under the 2013 Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service (other than due to disability, death, or termination for cause) is prohibited by applicable securities laws or the sale of any common stock received upon exercise of a stock option following termination of service (other than due to termination for cause) would violate MediciNova’s insider trading policy. In no event may a stock option be exercised after its original expiration date.

Exercise and Payment Methods

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2013 Plan will be determined by the Plan Administrator and may include: (i) cash, check, bank draft, or money order; (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) shares of common stock previously owned by the participant; (iv) a net exercise feature (for nonstatutory stock options only); (v) other legal consideration approved by the Plan Administrator; or (vi) any combination of the foregoing methods.

Transferability

Generally, a participant may not transfer a stock option granted under the 2013 Plan other than by will or the laws of descent and distribution or pursuant to a domestic relations order or an official marital settlement agreement. However, subject to the approval of the Board or a duly authorized officer, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as incentive stock options are treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the incentive stock option must be at least 110% of the fair market value of the stock subject to the incentive stock option on the date of grant; and

•	the term of the incentive stock option must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2013 Plan is 4,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2013 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2013 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock issued in respect of a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator and set forth in the restricted stock award agreement. Under the 2013 Plan, a restricted stock award may provide that dividends paid on shares of restricted stock covered by the award will be subject to the same vesting and forfeiture restrictions as apply to the shares of the restricted stock award to which they relate. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, upon a participant’s termination of continuous service, we may receive through a forfeiture condition or a repurchase right, any or all of the shares that have not vested as of the date of termination under the terms of the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2013 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Restricted stock units will be settled by the delivery of shares of our common stock, in cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Under the 2013 Plan, dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award and, in the sole discretion of the Plan Administrator, may be converted into additional shares of our common stock covered by such restricted stock unit award. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2013 Plan allows us to grant cash and stock-based performance awards that may qualify as “performance-based compensation” that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

Performance Stock Awards

A performance stock award is a stock award that may be granted, may vest, or may be exercised or payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. In addition, to the extent permitted by applicable law and the award agreement, the Board (or Compensation Committee, as applicable) may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee, except that the Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code. The Board (or Compensation Committee, as applicable) may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the Board (or Compensation Committee, as applicable) may specify, to be paid in whole or in part in cash or other property.

Compliance with Section 162(m) of the Code

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2013 Plan and described below. Prior to the payment of any compensation under any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. Notwithstanding satisfaction of the achievement of any performance goals, the number of shares of common stock, stock options, cash or other consideration granted, issued, retainable or vested under an award on account of such satisfaction may be reduced by the Compensation Committee, as determined in its sole discretion.

Performance Goals

Performance goals under the 2013 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total stockholder return; (5) return on equity or average stockholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) stockholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; (33) clinical goals; (34) financing goals, and (35) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

Performance goals may be based on a Company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2013 Plan, unless specified otherwise by the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established, the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee (or, if not required for compliance with Section 162(m) of the Code, the Board) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for such performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2013 Plan. Subject to the provisions of the 2013 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock (or the cash equivalent thereof) to be granted and all other conditions of such other stock awards.

Clawback Policy

Awards granted under the 2013 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of an event that constitutes cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2013 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of incentive stock options; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards. The Plan Administrator will make such adjustments and its determination will be final, binding and conclusive.

Corporate Transactions; Change in Control

In the event of certain corporate transactions (as defined in the 2013 Plan), the Plan Administrator has the discretion to take one or more of the following actions with respect to outstanding stock awards, contingent upon the closing or completion of the corporate transaction:

•	Arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

Arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	Accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	Arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

Cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Plan Administrator, in its sole discretion, may consider appropriate; and

•

Arrange for the surrender of a stock award in exchange for a payment equal to the excess of (1) the value of the property the holder of the stock award would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.

The Plan Administrator need not take the same action for each award.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2013 Plan), as provided in the stock award agreement or any other written agreement between us and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments and Termination

The Plan Administrator will have the authority to amend or terminate the 2013 Plan at any time. However, except as otherwise provided in the 2013 Plan, no amendment or termination of the 2013 Plan may materially impair a participant’s rights under an outstanding award without the participant’s written consent. We will obtain stockholder approval of any amendment to the 2013 Plan as required by applicable law and listing requirements. Unless earlier terminated by the Plan Administrator, the 2013 Plan will automatically terminate on the tenth anniversary of the earlier of the date the 2013 Plan was adopted by our Board or approved by our stockholders.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2013 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2013 Plan. The 2013 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2013 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the participant holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the participant, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered in respect of such restricted stock unit equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired in respect of restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

New Plan Benefits

Awards under the 2013 Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the 2013 Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, directors or employees under the 2013 Plan.

Equity Compensation Plan Information

Please see the section of this proxy statement entitled “Equity Compensation Plan Information” for certain information with respect to compensation plans under which equity securities of MediciNova are authorized for issuance.

Required Vote

Approval of the 2013 Plan proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote, and will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will not be included in calculating the number of votes necessary for approval for this proposal. The 2013 Plan will not go into effect if our stockholders do not vote “FOR” the approval of the 2013 Plan.

The Board recommends a vote “FOR” approval of the MediciNova, Inc. 2013 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of MediciNova under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee operates under a written charter adopted by the Board of Directors (the “Board”) on September 28, 2004. A copy of the Audit Committee Charter is available on our web site at www.medicinova.com. The members of the Audit Committee are David O’Toole (Chairman), Arlene Morris and Hiroaki Shigeta, each of whom meets the independence standards of the Nasdaq Marketplace Rules and the rules and regulations of the SEC.

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of our accounting, auditing, financial reporting, internal control and legal compliance functions. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for our financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2011 with our management and its independent registered public accounting firm. The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by such firm, including those matters required by PCAOB Auditing Standards No. 16, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from our independent registered public accounting firm required by PCAOB Rule 3526 (formerly Independence Standards Board Standard No. 1) and discussed with such firm its independence from us. E&Y advised the Audit Committee that E&Y was and continues to be independent accountants with respect to the Company.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Audit Committee

David O’Toole (Chairman)

Arlene Morris

Hiroaki Shigeta

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers and beneficial holders of more than 10% of our Common Stock are required to report their initial ownership of the Common Stock and any subsequent change in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied; except that one report, covering one transaction, was filed late by Yuichi Iwaki, M.D., Ph.D., our President and Chief Executive Officer; one report, covering one transaction, was filed late by Michael Coffee, our Chief Business Officer; one report, covering one transaction, was filed late by Kirk Johnson, Ph.D., our Chief Scientific Officer; one report, covering one transaction, was filed late by Kazuko Matsuda, Ph.D., our Chief Medical Officer; one report, covering one transaction, was filed late by Masatsune Okajima, our Vice President and Head of Japanese Office; and one report, covering an aggregate of three transactions, was filed late by Hiroaki Shigeta, a member of our Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Any of our stockholders may propose business to be brought before our 2014 Annual Meeting of Stockholders. Proposals of our stockholders that are intended to be presented by such stockholders at our 2014 Annual Meeting of Stockholders must be received by our Secretary no later than December 31, 2013 in order that they may be included in our proxy statement and form of proxy relating to such meeting. A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive officers and otherwise complies with the provisions of our Bylaws. To be timely, the Bylaws provide that we must have received the stockholder’s notice not less than 90 days or more than 120 days in advance of the anniversary of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2014 Annual Meeting of Stockholders, must be received by our Secretary no later than December 31, 2013 (120 days before the anniversary of the date on which we first mailed our proxy materials for the Annual Meeting) in order to be considered for inclusion in our proxy materials for that meeting. However, if the date of the 2014 Annual Meeting of Stockholders is changed by more than 30 days from the date contemplated at the time of this Proxy Statement, we must receive the stockholder’s notice not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct a written request to us at MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037, or contact us via telephone at (858) 373-1500. We will provide a separate copy of this Proxy Statement and the annual report to any stockholder at a shared address to which a single copy was delivered. Stockholders who currently receive multiple copies of the Proxy Statement and/or annual report at their address and would like to request “householding” of their communications should contact their broker.

ANNUAL REPORT

A copy of our 2012 Annual Report to Stockholders, excerpted from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, has been mailed with this Proxy Statement.

Any person who was a beneficial owner of our Common Stock on the record date may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements thereto, but not including exhibits, and it will be furnished without charge upon receipt of a written request. Any such request should be addressed to us at MediciNova, Inc., 4275 Executive Square, Suite 650, La Jolla, California 92037, Attention: Investor Relations. The request must include a representation by the stockholder that, as of April 19, 2013, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is on file with the SEC and may be accessed electronically at the SEC’s website at www.sec.gov or at the Investor Relations-SEC Filings section of our website at www.medicinova.com.

**********

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

Yuichi Iwaki, M.D., Ph.D.

President, Chief Executive Officer and Director

April 29, 2013

Appendix A

MEDICINOVA, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 21, 2013

APPROVED BY THE STOCKHOLDERS: [JUNE 14], 2013

1. GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the MediciNova, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any unallocated shares remaining available for issuance pursuant to the exercise of options or issuance or settlement of stock awards not previously granted under the Prior Plan as of 12:01 a.m. Pacific time on the Effective Date will cease to be available under the Prior Plan at such time, and no further grants will be made under the Prior Plan after such time. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 2,000,000 shares, plus (B) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 4,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of 200,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of 200,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $300,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5. PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award

Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. The Plan will automatically terminate upon the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12. CHOICE OF LAW.

The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means MediciNova, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2013, provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) clinical goals; (xxxiv) financing goals, and (xxxv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a

Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this MediciNova, Inc. 2013 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Rule 405” means Rule 405 promulgated under the Securities Act.

(vv) “Rule 701” means Rule 701 promulgated under the Securities Act.

(ww) “Securities Act” means the Securities Act of 1933, as amended.

(xx) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ccc) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ddd) “Transaction” means a Corporate Transaction or a Change in Control.

MEDICINOVA, INC.

Annual Meeting of Stockholders, Friday, June 14, 2013

This Proxy is Solicited on Behalf of the Board of Directors of

MEDICINOVA, INC.

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on Friday, June 14, 2013 and the Proxy Statement and appoints each of Yuichi Iwaki, M.D., Ph.D. and Michael Coffee, jointly and severally, as proxies for the undersigned, with full power of substitution, to vote all shares of common stock of MEDICINOVA, INC., or MediciNova, which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2013 Annual Meeting of Stockholders of MediciNova to be held at the Northern Trust Tower, 4350 La Jolla Village Drive, Suite 250, San Diego, California 92122 on Friday, June 14, 2013, at 3:30 p.m. Pacific Daylight Time, or the Annual Meeting, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth herein. If no direction is provided, this Proxy will be voted as recommended by the Board of Directors. The proxy holders are also authorized to vote upon all other matters as may properly come before the Annual Meeting, or any adjournment thereof, utilizing their own discretion as set forth in the Notice of Annual Meeting and Proxy Statement. MediciNova cannot assure that your shares will be voted unless you sign, date and return this Proxy so that it is received by June 11, 2013.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

MEDICINOVA, INC.

June 14, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The proxy statement is available at www.medicinova.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

☐  Please detach along perforated line and mail in the envelope provided.  ☐

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following nominee named below:

	For	Withhold
1. Election of Director

Nominee
Tatsuo Izumi	☐	☐

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.	☐	☐	☐

3. To approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

4. An advisory vote on the frequency of holding an advisory vote on executive compensation.	1 year	2 year	3 year
	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

5. To approve the adoption of the Company’s 2013 Equity Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date